EXECUTION VERSION

CONFIDENTIAL

MASTER SERVICES TERMS AND CONDITIONS

tZERO (as defined below) offers various service offerings (“Services”) relating to preparing, facilitating, and managing offerings of securities (“Offerings”).  Client (as defined below) desires to obtain the right to access and use certain of the Services as specified herein and in the exhibits attached hereto (each, an “Exhibit”).  These “Terms and Conditions” set forth the terms and conditions under which tZERO is willing to enter into Agreements (as defined below) to provide Client with certain limited rights to access and use the Services purchased by Client, as specified herein and in each Exhibit applicable to those Services.

Client:	C3 Bullion, Inc.
Address:	875 N. Michigan Ave, Suite 3100, Chicago, IL 60611
Primary Contact:	Name:Christopher Werner Phone: +1.920.207.0100 Email: cwerner@c3bullion.com
Accepted and Agreed by Client:	Signature: Name:Christopher Werner Title: Chief Executive Officer and Director Date: May 22, 2023

1.PURCHASED SERVICES. The following Services are available for purchase under these Terms and Conditions:

Service	Applicable Exhibit
Placement Agent	Exhibit A
Primary Issuance Platform	Exhibit B
Escrow Agent	Exhibit C
Tokenization	Exhibit D
Secondary Trading Due Diligence	Exhibit E

All Services are as specified in a separate Exhibit applicable to those Services.  Each Service is separately purchased by Client by entering into the Exhibit applicable to that Service.  No Exhibit is valid, and no Service under any Exhibit will be deemed to be purchased by Client, until such Exhibit is entered into by both parties as specified in such Exhibit.  Acceptance of any Exhibit is in tZERO’s sole discretion and tZERO shall have no responsibility or obligation as to any Service until the applicable Exhibit for that Service has been entered into by tZERO in writing.  Once entered into by the parties in writing, each Exhibit, together with these Terms and Conditions, will form a separate agreement between Client and the tZERO entity specified in that Exhibit (each, an “Agreement”) as to the Services under that Exhibit (for purposes of that Agreement, the “Purchased Services”).  For purposes of any Agreement all references to “tZERO” in these Terms and Conditions and the Exhibit forming a part of that Agreement will refer to the tZERO entity entering into that Exhibit and all references herein to a “party” or the “parties” will refer collectively and interchangeably to Client and such tZERO entity.  To the extent of any conflict between these Terms and Conditions and any Exhibit forming a part of any Agreement, these Terms and Conditions will control, except to the extent an Exhibit expressly identifies a provision of these Terms and Conditions to be superseded by that Exhibit.

2.AGREEMENT.  Each Agreement consists of these Terms and Conditions and a single applicable Exhibit entered into by the parties, including all schedules referenced in such Exhibit, all of which are hereby incorporated into and made a part of each Agreement.  Each Agreement is separate and distinct from any other Agreement.  Each Agreement sets forth the entire understanding and agreement of the parties only with respect to the Purchased Services under that Agreement and all access to and use thereof.  Each Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under that Agreement, but not as to the Purchased Services under any other Agreement.

1.TERM.  The term of each Agreement (“Term”) will begin on the Effective Date specified in the Exhibit forming a part of that Agreement and will continue for the term specified in that Exhibit.

2.DEFINITIONS.  All capitalized terms used in each Agreement and defined in the context in which they are used will have the meanings given to them herein.  All other terms used in each Agreement will have their plain English meaning as commonly interpreted in the United States.

3.AVAILABILITY.  tZERO may modify or discontinue any Services in tZERO’s sole discretion.  Upon notice of any such modification or discontinuance of any Services, each Agreement shall be deemed amended to reflect such modification or discontinuance.

4.CLIENT AUTHORIZED USERS.  Access to and use of the Purchased Services is restricted to those employees, contractors, customers, investors and agents of Client specifically authorized by Client to access and use the Purchased Services (“Client Authorized Users”).  Client covenants and agrees to only permit Client Authorized Users to access or use the Purchased Services.  Access to the Purchased Services may require Client Authorized Users to establish an account (an “Account”).  Unless otherwise specified by tZERO, each Account and the access information and credentials established for that Account (“Account ID”) is issued to a specific Client Authorized User and may be used only by that Client Authorized User.  Client will ensure that all information about each Client Authorized User provided to tZERO in connection with establishing each Account ID is accurate and complete and will maintain that information as accurate and complete throughout the term of this Agreement.  Client is solely responsible for all access to and use of the Purchased Services by each Client Authorized User and for compliance by each Client Authorized User with the applicable terms of this Agreement.  Client will remain responsible and liable for all acts and omissions of all Users in connection with the Purchased Services.  Client will ensure the security and confidentiality of each Account ID.  Client will promptly notify tZERO promptly of any actual or suspected unauthorized access or use of the Purchased Services or any Account or if any Account ID is lost, stolen, or otherwise compromised.  Client is solely responsible for all costs, fees, liabilities, or damages incurred through any access to or use of the Purchased Services through each Account or by any Client Authorized User (whether lawful or unlawful) and for all transactions facilitated through any Account or under an Account ID.  In no event will tZERO be liable for the foregoing obligations or any failure by Client to fulfill such obligations.

5.USER AGREEMENTS.  Prior to allowing any Client Authorized User to access the Purchased Services, tZERO may require that the Client Authorized User agree to become legally bound by an applicable user agreement covering all access to and use of the Purchased Services (a “User Agreement”).  Client assumes all responsibility and liability for any Client Authorized User provided with any access to the Purchased Services, including all use of or access to the Purchased Services by each such User.  Client will be responsible for each Client Authorized User’s compliance or failure to comply with any User Agreement, as applicable.  Client will promptly notify tZERO upon becoming aware of any breach of any User Agreement by a Client Authorized User.

6.SUPPORT.  tZERO will provide support services for the Purchased Services only as specified in the applicable Exhibit for those Purchased Services (“Support”).  Support is provided only to Client and Client will be solely responsible for performing all support, training, and other services relating to the Purchased Services requested or required by any Client Authorized Users.  Notwithstanding the foregoing, tZERO reserves the right to contact Client Authorized Users in order to facilitate the delivery of Support or other services relating to the Purchased Services as deemed necessary or appropriate by tZERO.

7.DOCUMENTATION.  Client covenants and agrees that all use of the Purchased Services will be solely by or on behalf of Client and its Client Authorized Users in accordance with the Agreement for those Purchased Services and all documentation provided by tZERO under that Agreement (“Documentation”), as well as all notices, legends, disclaimers, terms and conditions contained in or displayed on or through the Purchased Services.

8.FEEDBACK.  Upon the reasonable request of tZERO, Client will provide tZERO with observations, comments, criticisms, suggested improvements and other feedback about the use, operation, functionality and features of the Purchased Services (“Feedback”).  tZERO will have the right to use the Feedback at tZERO’s sole discretion, including incorporating any portion of the Feedback into the Purchased Services or any other offerings, without notice to, payment to, or further consent from Client.  Client hereby grants to tZERO a non-exclusive, irrevocable, perpetual, worldwide, royalty-free, fully paid, fully transferable, fully sublicensable license to use, reproduce, distribute, perform, display, modify, create derivative works of, make, have made, use, import, sell, and offer to sell the Feedback, in any form and for any purpose.

9.CLIENT DATA.  Client is solely responsible for, and assumes all risks associated with, all data and information provided by Client or any Client Authorized User to tZERO, whether through the Purchased Services or otherwise, and data and information generated based on such data and information through processing of the Purchased Services (“Client Data”).  Client will ensure that all Client Data, the transmission of the Client Data to tZERO, and the use and processing thereof by tZERO hereunder, complies with Applicable Laws.  Client grants to tZERO all rights necessary to use and process Client Data as necessary to provide the Purchased Services and its other obligations under each Agreement.  Client covenants and agrees that Client has and will maintain all necessary consents, permissions, and other rights necessary for the use and processing of the Client Data by tZERO as permitted and required hereunder and tZERO may deem all permitted and required use and processing of Client Data hereunder to have been authorized by Client and each applicable User or other third party. For the avoidance of doubt, Customer Information is not Client Data and nothing herein should be construed as limiting tZERO’s ability to process Customer information for its own purposes, including to market other tZERO products and services.

10.DATA SERVICES

10.1Data Services. Subject to the terms of this Agreement, tZERO grants Client a non-exclusive, non-transferable, revocable limited right to permit its Client Authorized Users to receive and access certain trading and informative data that is made available to Client by tZERO, in tZERO’s sole discretion (the “Data Services”). The Data Services shall be used exclusively for Client’s own internal corporate activities. All Fees for Data Services shall be set forth on the Client Fee Schedule may be amended from time to time upon notice to Client.  For the avoidance of doubt, the Data Services are deemed to be Purchased Services under this Agreement. Client acknowledges that its utilization of the Data Services may be monitored by tZERO for tZERO’s own purposes, including, without limitation, for purposes of maintaining the functional and operational integrity and performance of the Data Services, for the purposes of developing, improving, and operating current and future Data Services, for purposes of complying with applicable laws and regulations, and to monitor compliance with the terms of the Agreement.

10.2Additional Use Restrictions. For the avoidance of doubt, Client shall not use the Data Services, in whole or in part, in any manner that competes with tZERO or any of its Affiliates, including without limitation, any distribution of the Data Services or derivative works based thereon. Without limiting the foregoing, unless Client enters into a separate license agreement with tZERO, and then only to the extent set forth in such license agreement, Client agrees that it will not (other than for its own internal use in accordance with the applicable agreement), communicate, redistribute, or otherwise furnish, or permit to be communicated, redistributed or otherwise furnished, all or any portion of the Data Services, in any format, to any third party. This Section shall survive termination of the Agreement.

10.3ALTERATIONS, UPGRADES AND ENHANCEMENTS. tZERO reserves the right to alter or modify the Data Services and any portions or configurations thereof from time to time without notice. Such alterations and/or modifications may include, without limitation, addition or withdrawal of features and/or data, or changes in instructions, documentation or delivery methods

10.4SUSPENSION OF DATA SERVICES. Client acknowledges that tZERO may, in its sole discretion, with or without cause or prior notice to Client, temporarily or permanently cease to operate the Data Services, temporarily or permanently cease to make certain Data Services available, or suspend, terminate or restrict Client’s use of or access to the Data Services, in tZERO’s discretion.

11.THIRD PARTY SERVICES; TRANSFER AGENTS.

11.1Third Party Services. The Purchased Services may contain or include features, functionality or other services owned or provided by third-party licensors of tZERO (“Third-Party Services”).  For any Third-Party Services clearly indicated to be subject to third party terms and conditions (“Third-Party Terms”), the applicable Third-Party Terms will apply to the Third-Party Services independent of the terms of this Agreement.  All other Third-Party Services provided through the Purchased Services may be used only under the terms of the Agreement.  Nothing in any Agreement limits Client’s rights under, or grants rights to Client that supersede, the terms of any such applicable Third-Party Terms.

11.2Transfer Agents. Client acknowledges and agrees that tZERO has provided them with a list of third-party transfer agents that have been integrated with tZERO’s Technology (as defined below) (“Integrated Transfer Agents”), as well as the functionality enabled by each integration. Client agrees that if it chooses to engage a transfer agent that is not an Integrated Transfer Agent (i) it will work with tZERO in good faith, and consider tZERO’s feedback with respect to the timing and costs associated with any necessary integrations with such third-party transfer agent and (ii) reimburse tZERO for all costs associated with any necessary integrations with such third-party transfer agent. Furthermore, to the extent that Client engages an Integrated Transfer Agent, but requests functionality outside the scope of the enabled functionality between tZERO’s Technology and the Integrated Transfer Agent, Client shall reimburse tZERO for all incremental costs.

12.RESTRICTIONS.  Client acknowledges that the Purchased Services, all software, hardware and other technology used by or on behalf of tZERO to provide any of the Purchased Services, and all data, datasets, and databases provided through the Purchased Services (collectively, the “Technology”), and the structure, organization, and underlying data, information, and source code thereof, constitute intellectual property and proprietary rights of tZERO.  As a condition to the rights and licenses granted to Client in the Agreement, Client will not and will not permit any Client Authorized User, Customer or other third party to: (1) use or access the Technology except for the use of the Purchased Services as expressly permitted in the Agreement; (2) modify, adapt, alter, translate, or create derivative works from the Technology; (3) license, sublicense, distribute, sell, convey, assign, or otherwise transfer the Technology or any portion thereof or rights therein; (4) pledge or in any way encumber the Technology or any portion thereof or rights therein; (5) use the Technology for the benefit of any third party or make the Technology available to any third party, except providing Client Authorized Users access to the Purchased Services as expressly provided herein; (6) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code, structure, design, or method of operation for the Technology; (7) use the Technology to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of Applicable Laws or the rights of any third-party; (8) use the Technology to store or transmit any viruses, software routines or other code designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data, or to perform any other harmful actions; (9) access or use the Technology or the Documentation in order to build a trading platform for any assets utilizing distributed ledger or blockchain technology, or copy any proprietary features or functions of the Technology; (10) circumvent or overcome (or attempt to circumvent or overcome) any technological protection measures intended to restrict access to any portion of the Technology; (11) utilize the Technology for any purpose that is illegal in any way or that advocates illegal activity; (12) interfere in any manner with the operation or hosting of the Technology or attempt to gain unauthorized access to the Technology; (13) use automated scripts to collect information from or otherwise interact with the Technology; (14) alter, obscure or remove any notices, legends, disclaimers, terms, or conditions contained in or displayed on or through the Technology; (15) use or access the Technology or any portion thereof for any prohibited end uses under U.S. export controls, (16) use the Technology or any portion thereof for constructing, creating or calculating the value of any index or indexed products or (17) use the Technology as part of Client’s intranet or other internal network.

13.TZERO RESPONSIBILITIES.  tZERO is not under any obligation to review or monitor Client’s access to or use of the Purchased Services under this Agreement.  tZERO does not recommend or endorse any particular market or security or issuer thereof, makes no representation or warranty with respect to any market or security, and has no liability regarding any selection of any market or security.  tZERO has no liability or responsibility for the execution of any order entered using the Purchased Services or for any failure of or errors with respect to the execution of any order. Client acknowledges and understands that by using the Purchased Services, Client has no assurance, other than tZERO’s commercially reasonable efforts, that any order will be executed at any particular price or time, or executed at all.  Providing the Purchased Services will not be construed as a recommendation or an offer to buy or sell or the solicitation of an offer to buy or sell any security, financial product or instrument or to participate in any particular trading strategy.  tZERO is not soliciting or recommending any action based upon its provision of the Purchased Services to Client or Client’s use of the Purchased Services.  In providing access to the Purchased Services, tZERO is acting solely in the capacity of an arm’s length contractual counterparty and not as advisor or fiduciary.

14.FEES AND PAYMENT; EXPENSES.

14.1Fees.  Client agrees to pay tZERO all fees (the “Fees”) specified in each Exhibit under each Agreement.  Upon execution of this Agreement, tZERO commences the provision of the Purchased Services or sets aside the resources to provide the Purchased Services, which may include the exclusion of other opportunities from other clients.

14.2Expenses.  Client shall reimburse tZERO for all accountable, reasonable and documented expenses as specified in each Exhibit under the Agreement.  Notwithstanding anything to the contrary in any Agreement, all expenses reimbursed to tZERO under the Agreements shall be capped at $20,000 (the “Expense Cap”); provided, however, Client agrees it shall reimburse tZERO for the filing fee associated with any filing under FINRA Rule 5110 and such fee shall not count or be subject to the Expense Cap. No expenses under this Section 16.2 shall be advanced by the Client.  tZERO shall invoice Client for all expenses under this Section 16.2 as they are incurred in accordance with Section 16.3.

14.3Payment.  Client agrees to pay all Fees and expenses as specified on each invoice for the Fees and expenses issued by tZERO under each Agreement in immediately available U.S. funds within 3 days of the date of the invoice in accordance with the payment instructions provided by tZERO. Until paid in full, all past due amounts will bear an additional charge of the lesser of 1½% per month or the maximum amount permitted under Applicable Law.  tZERO may change any portion of the Fees upon any renewal of any Agreement, such changes to take effect at the beginning of the subsequent term of the Agreement.

14.4Taxes.  All Fees are exclusive of, and Client will pay, all federal, provincial, territorial, state, and local taxes, assessments, fees, or other charges of any kind, including, without limitation, any value-added tax (VAT), stamp or other similar tax, social security (or local equivalent), state or regional tax, or income or other federal tax, required by Applicable Law (“Taxes”), that may be imposed on either party by way of this Agreement or any amounts paid by Client under an Agreement.  Client will be responsible for declaring all income or other consideration received by Client under any Agreement in accordance with applicable law in Client’s country of residence or under any other laws governing the parties under the Agreement.

15.RECORDS AND INSPECTION.  During the term of each Agreement and for a period of 24 months thereafter, Client shall keep and maintain detailed records reflecting all information reasonably required for tZERO to confirm the calculation of all Fees and any other charges payable to tZERO under the Agreement.  During the term of each Agreement and for a period of 24 months thereafter, tZERO will have the right, at any time during Client’s regular business hours, upon 5 days advance written notice to Client, to examine, audit and take extracts from the records required by this Section or from any other books and records of Client relating to the performance of Client under the Agreement to verify whether Client has performed in compliance with the terms of the Agreement, including with respect to the payment of all Fees and other charges due under the Agreement.  If any audit reveals an underpayment of the amounts due to tZERO, Client will promptly pay the amount of the underpayment.  If such underpayment exceeds 5% of the amount due tZERO during any given month, Client will pay tZERO interest on the amount of such underpayment from the time of such underpayment at a rate of 12% per annum (or if less, the maximum amount permitted by applicable law) and reimburse tZERO for the actual cost of such audit.  tZERO may retain an independent auditor to conduct any such audit.

16.OWNERSHIP.

16.1Platform and Technology.  tZERO and its providers and licensors retain all right, title, and interest in and to: (a) the Purchased Services and Technology; (b) all Documentation; (c) any updates, upgrades, enhancements, modifications, or improvements thereof or thereto, whether provided by tZERO or created by either party, either alone or with the other party or any third party; and (d) all IPR (as defined below) therein or relating thereto (“tZERO Property”).  Client acknowledges that Client does not receive (whether by implication, estoppel, or otherwise) any rights, licenses, or other interests in or to any tZERO Property or any IPR therein or related thereto and no rights, licenses, or other interests are granted to Client in or to any portion of the tZERO Property.  Any other rights not expressly granted to Client hereunder are reserved by tZERO.  The names and logos associated with the Purchased Services, as well as the other names and logos of tZERO and those of its providers and licensors, are trademarks of tZERO or its third-party providers and licensors, as applicable, and no right or license is granted to Client to use them.

16.2Additional Actions.  Client agrees to and does hereby make all assignments necessary to provide tZERO with the ownership rights specified in this Section.  Client will perform all acts reasonably necessary to assist tZERO in perfecting and defending tZERO’s ownership interest in the Purchased Services and any Developments, as well as all IPR therein and related thereto.  For purposes hereof, “IPR” means all intellectual property and proprietary rights throughout the world, including all copyrights, trademarks, trade secrets, patents (and patent applications), moral rights, rights in data and databases, and other legal rights protecting data, information, or other intangible property throughout the world.

17.TERMINATION AND EFFECT.

17.1Termination.

(a)Either party may terminate any Agreement immediately upon notice to the other party if the other party: (i) materially breaches the Agreement (including the Exhibit forming a part of such Agreement) and fails to remedy such breach within 90 days after receiving notice of the breach from the other party; or (ii) materially breaches an Agreement in a manner that cannot be remedied.

(b)Either party may also terminate any Agreement in its entirety upon written notice to the other party, as of the date specified in such notice, if such other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency laws, whether domestic or foreign, or is wound-up, dissolved or liquidated, voluntarily or otherwise.  Upon the occurrence of any of the above events, the party experiencing such event shall give immediate notice to the other party.

(c)tZERO may also terminate any Agreement at any time, for any reason, upon not less than 30 days prior written notice to Client.

17.2Effect.  Unless expressly specified in an applicable Agreement, the Term of each Agreement is independent from each other Agreement.  Termination of any Agreement will not affect any other Agreement, unless the grounds for termination of that Agreement are also grounds for termination of any such other Agreement.  Upon any termination or expiration of an Agreement: (a) all rights and licenses granted to Client under the Agreement will immediately terminate; (b) Client will immediately cease all use of the Purchased Services under the Agreement; (c) tZERO may cease providing access to and use of the Purchased Services under the Agreement; (d) tZERO will be under no further obligation to retain any Client Data under the Agreement; and (e) each party will, upon the other party’s request, promptly and at such party’s expense return to the other party or destroy all Confidential Information of the other party in such party’s possession or control under the Agreement.  All Sections of any Agreement which by their nature survive termination of the Agreement will survive termination or expiration of the Agreement for any reason.

18.SUSPENSION.  Without limiting tZERO’s right to terminate an Agreement, tZERO may suspend access to the Purchased Services by Client (or any Client Authorized User) upon notice to Client following any actual or suspected breach of an Agreement or if deemed necessary by tZERO to prevent any damage, liability, injury, or harm to tZERO, the Purchased Services, any other client of tZERO, or any third party.  In addition, if tZERO at any time discontinues offering any functionality of the Purchased Services, tZERO will have the right to discontinue providing Client access to such functionality, provided that tZERO gives Client reasonable advance notice of such discontinuation.

19.REPRESENTATIONS AND WARRANTIES.

19.1General.  Each party represents, warrants, and covenants to the other party that: (a) it has and will continue to have during the term hereof, all rights, power, and authority necessary to enter into each Agreement and perform all of its obligations under the Agreement; (b) its performance of the Agreement, and the other party’s exercise of such other party’s rights under the Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under any agreement by which it is bound or the organizational documents of such party; and (c) when executed and delivered, each Agreement will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms.

19.2Compliance.  Client represents, warrants, and covenants to tZERO that: (a) access to and use of the Purchased Services by Client and the performance of Client’s other obligations hereunder does not and will not violate any international, U.S. federal, state or local law, rule or regulation applicable to Client or any Services or Offerings, including those governing or regulating the activities of brokers, dealers, underwriters, investment advisors, transfer agents, national securities exchanges, alternative trading systems or investment banking services, any rule or standard of any applicable exchange, market, or organization applicable to Client, or any order, ruling or interpretation thereof (“Applicable Law”), any rights of any third party, or any agreement by which such party is bound; (b) Client will obtain and maintain all authorizations, approvals, consents, orders, licenses, certificates, and permits necessary for all access to and use of the Purchased Services by Client and the performance of Client’s other obligations hereunder; (c) all access to and use of the Purchased Services by and on behalf of Client and each Client Authorized User will comply with all Applicable Laws and will not cause tZERO to violate any Applicable Laws; (d) no action, suit, or proceeding is pending or threatened against Client or any of its affiliates or representatives that brings into question the validity of the transactions contemplated by an Agreement or that could impair the consummation of an Agreement or the transactions contemplated hereby; (e) Client will be responsible for any fines or other amounts, including penalties, imposed on either party arising from any noncompliance with any Applicable Law; (f) Client will make no false, misleading or disparaging representations or statements concerning tZERO or the Purchased Services and will refrain from any unethical conduct or any other conduct damaging to the reputation of tZERO or the Purchased Services; and (g) Client will not, without tZERO’s prior written approval, make any representation, warranty, or guarantee on behalf of tZERO or concerning any Purchased Services.

19.3Regulatory.  Except under Exhibits where tZERO is expressly specified to be a registered broker-dealer, Client acknowledges that tZERO is not a registered broker-dealer, underwriter, investment bank, investment adviser, or transfer agent and it is not providing brokerage, investment banking, underwriting services or transfer agent services, recommendations or investment advice to Client (or any investor in any securities).  Client will obtain any such services from an affiliated registered broker-dealer, transfer agent or appropriately registered third party provider(s) with which Client will enter into a separate agreement(s), and tZERO is not responsible for any services provided by such other entity(ies).  Client accepts all responsibility and liability for determining that its use of the Purchased Services complies with all Applicable Laws, as well as any internal control procedures and all other policies and procedures (whether stated orally or in writing) applicable to Client or its Client Authorized Users and their clients.  Client has independently evaluated the Purchased Services and determined that it is fit for Client’s purposes.

19.4Offering.  Client is solely responsible for the structure of any Offering made through the Purchased Services.  Client will consult with its own investment and other advisors (including, without limitation, tax advisors), underwriters, and investment bankers with respect to any Offering and the use of all Purchased Services.

19.5No Endorsement.  By permitting Client to use the Purchased Services, tZERO is not endorsing Client or soliciting investments in any securities.  tZERO is not responsible for any statements, misstatements or omissions made by Client in connection with its use of the Purchased Services.

20.DISCLAIMERS.  CLIENT ACKNOWLEDGES THAT THE PURCHASED SERVICES ARE PROVIDED BY TZERO AND ITS RESPECTIVE LICENSORS AND OTHER THIRD-PARTY PROVIDERS ON AN “AS IS” AND “AS AVAILABLE” BASIS, WITHOUT ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND.

EXCEPT AS EXPRESSLY STATED HEREIN, TZERO EXPRESSLY DISCLAIMS, AND CLIENT DISCLAIMS ANY RELIANCE ON, ALL REPRESENTATIONS, WARRANTIES, AND COVENANTS, WHETHER EXPRESSED OR IMPLIED, REGARDING EACH AGREEMENT AND THE PURCHASED SERVICES, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT.  NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY A PARTY OR ITS AGENTS OR REPRESENTATIVES WILL CREATE ANY REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER ANY AGREEMENT.

WITHOUT LIMITING THE FOREGOING, CLIENT ACKNOWLEDGES THAT THE PURCHASED SERVICES ARE NOT INTENDED FOR USE IN GENERATING OR PROVIDING INVESTMENT ADVICE OR IN FULFILLING REPORTING OR OTHER REGULATORY OBLIGATIONS, INCLUDING OF THE SEC, FINRA, OR ANY OTHER GOVERNMENTAL AUTHORITY AND AGREES NOT TO ACCESS OR USE THE PURCHASED SERVICES FOR ANY SUCH PURPOSES.

21.INDEMNIFICATION.

21.1By tZERO.  tZERO will indemnify, hold harmless and defend Client and its affiliates, and each of their respective officers, directors, shareholders, affiliates, employees, agents, representatives, successors, and assigns (collectively, the “Client Indemnities”) from and against all claims, suits, or allegations by a third party (“Claims”) against any Client Indemnitee, and will pay all damages, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees) (“Liabilities”) incurred by or awarded against any Client Indemnitee arising out of or in connection with any such Claims alleging that the access to and use of the Purchased Services by Client as permitted under an Agreement infringes the IPR of any third party.  In the event of a Claim under this Section, or if tZERO reasonably believes that such a Claim is likely to occur, tZERO may, at its option and expense: (a) obtain for Client the right to continue to access and use the Purchased Services as specified herein; (b) modify the Purchased Services to make it non-infringing; or (c) terminate the Agreement, effective upon notice to Client and refund to Client any prepaid Fees for the Purchased Services applicable to the period following such termination.  tZERO will have no obligation under this Section in the event of any: (i)  termination of any Agreement; (ii) negligent or willful misconduct of any Client Indemnitees, Client Authorized Users or any third party within Client’s reasonable control; (iii)  combination of the Purchased Services (or any portion thereof) with any technology, equipment, software, hardware, data or any other materials; (iv) any unauthorized modification to the Purchased Services; (v) breach of an Agreement by any Client Indemnitees, Client Authorized Users or any third party within Client’s reasonable control; or (vi)  continued use of the Purchased Services after tZERO has provided a modification to avoid such Claim. The indemnity provided in this Section and the foregoing remedies constitute tZERO’s sole liability and Client’s exclusive remedy in the event of a Claim involving infringement or other violation of any IPR.

21.2By Client.  Client will indemnify, hold harmless and defend tZERO, its affiliates, providers, and licensors, and each of their respective officers, directors, shareholders, affiliates, employees, agents, contractors, representatives, providers, successors, and assigns (collectively, the “tZERO Indemnities”) from and against all Claims against any tZERO Indemnitee, and will pay all Liabilities incurred by or awarded against any tZERO Indemnitee arising out of or in connection with any such Claims, resulting from or based on: (a) Client’s use of or access to the Purchased Services, except to the extent subject to an indemnification by tZERO hereunder; (b) any Client Data or any access to or use or processing thereof by any tZERO Indemnitee; (c) Client’s actual or alleged breach of any provision of any Agreement; or (d) damage to property or injury to or death of any person directly or indirectly caused by Client.

21.3Procedures.  The each party’s indemnification obligations under this Section are conditioned on the other party: (a) giving prompt written notice of any Claim to the indemnifying party upon becoming aware of the Claim (provided that failure to provide such notice shall not alleviate an indemnifying party’s obligations to the extent any associated delay does not materially prejudice or impair the defense of such Claims); (b) granting the indemnifying party the option to take sole control of the defense (including granting the indemnifying party the right to select and use counsel of its own choosing) and settlement of the Claim (provided that the indemnified party’s prior written approval will be required for any settlement that reasonably can be expected to require an affirmative obligation of, or constitutes an admission of liability by, the indemnified party); and (c) providing reasonable cooperation to the indemnifying party and, at the indemnifying party’s request and expense, assistance in the defense or settlement of the Claim. In no event may the indemnifying party make any admission of liability by or on behalf of the indemnified party without the indemnified party’s express prior written consent.  This Section shall survive termination of this Agreement

21.4Indemnification Exclusive Remedy. Indemnification pursuant to the provisions of this Section 23 shall be Client’s exclusive remedy for any misrepresentation or breach of any warranty, covenant or agreement by tZERO contained in any Agreement or any other claim arising out of the transactions contemplated by this Agreement.

22.LIMITATION OF LIABILITY.  IN NO EVENT WILL TZERO OR ITS PROVIDERS OR LICENSORS BE LIABLE TO CLIENT OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND ARISING OUT OF THE USE OR INABILITY TO USE OR ACCESS THE PURCHASED SERVICES, INCLUDING ANY LOST, CORRUPTED OR ALTERED DATA OR INFORMATION, LOSS OF USE OF DATA OR INFORMATION, RECOVERY OF DATA OR INFORMATION, OR LOSS OR INTERRUPTION OF BUSINESS OR PROFITS, EVEN IF TZERO OR ITS PROVIDERS OR LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND WHETHER OR NOT SUCH LOSSES OR DAMAGES ARE FORESEEABLE.

THE TOTAL CUMULATIVE LIABILITY OF TZERO RELATING TO ANY AGREEMENT, THE PURCHASED SERVICES UNDER THAT AGREEMENT OR ANY RESULTS OBTAINED FROM THE USE OF OR ACCESS TO THE PURCHASED SERVICES UNDER THAT AGREEMENT SHALL NOT EXCEED THE AMOUNTS ACTUALLY PAID TO TZERO UNDER THE AGREEMENT FOR THE PURCHASED SERVICES UNDER THAT AGREEMENT IN THE 12 MONTH PERIOD PRECEDING THE EVENTS GIVING RISE TO SUCH LIABILITY.  IN STATES WHERE LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IS NOT PERMITTED, TZERO’S LIABILITY IS LIMITED TO THE MAXIMUM EXTENT PERMITTED BY LAW.

NOTWITHSTANDING ANY TERMS TO THE CONTRARY IN ANY AGREEMENT, TZERO WILL NOT BE LIABLE TO CLIENT OR TO ANY THIRD PARTY FOR (1) THE CORRECTNESS, QUALITY, ACCURACY, SECURITY, COMPLETENESS, RELIABILITY, PERFORMANCE, TIMELINESS, PRICING OR CONTINUED AVAILABILITY OF THE PURCHASED SERVICES OR FOR DELAYS OR OMISSIONS OF THE PURCHASED SERVICES OR FOR THE FAILURE OF ANY CONNECTION OR COMMUNICATION SERVICE TO PROVIDE OR MAINTAIN CLIENT’S ACCESS, OR FOR ANY INTERRUPTION OR DISRUPTION OF CLIENT’S ACCESS TO THE PURCHASED SERVICES, OR ANY ERRONEOUS COMMUNICATIONS BETWEEN TZERO AND CLIENT; (2) ANY BREACH OF ITS SERVERS OR SYSTEMS, ANY HACKING OR ANY UNAUTHORIZED DISCLOSURE, UNAUTHORIZED USE OR ANY UNAUTHORIZED ACCESS TO ANY SUBSCRIBER INFORMATION (IN ANY MEDIUM).

THIS SECTION WILL BE GIVEN FULL EFFECT EVEN IF ANY REMEDY SPECIFIED IN ANY AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE AND SHALL SURVIVE TERMINATION OF THE AGREEMENT.

23.CONFIDENTIALITY.

23.1Confidential Information.  For purposes of each Agreement, “Confidential Information” means any information disclosed (whether in oral, written, or other tangible or intangible form) by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) or otherwise learned by the Receiving Party concerning or related to any Agreement or the Disclosing Party (whether before, on or after the Effective Date) that the Receiving Party knows or reasonably should know, given the facts and circumstances surrounding the disclosure of the information, is confidential information of the Disclosing Party.  Confidential Information includes the components of the business plans, financial plans, know-how, Client Data, strategies and other similar information.  Confidential Information will not include information that: (a) was already lawfully known to the Receiving Party as of the Effective Date; (b) is disclosed to the Receiving Party after the Effective Date by a third party who had the right to make such disclosure without any confidentiality restrictions; or (c) is, or through no fault of the Receiving Party becomes, generally known to the public; or (d) the Receiving Party can demonstrate was developed by the Receiving Party independently, and without use of or reference to, the Disclosing Party’s Confidential Information.

23.2Obligations.  The Receiving Party will maintain in confidence, during the Term and thereafter, the Confidential Information of the Disclosing Party and, except as permitted under this Agreement, will use solely for the purpose of carrying out the Receiving Party’s obligations or exercising its rights under each Agreement.  The Receiving Party will use the same degree of care in protecting the Disclosing Party’s Confidential Information as the Receiving Party uses to protect its own Confidential Information from unauthorized use or disclosure, but in no event less than reasonable care.  In addition, the Receiving Party will only disclose Confidential Information disclosed by the Disclosing Party to its directors, officers, employees and/or contractors who have a need to know such Confidential Information in order to perform their duties under an Agreement and if such directors, officers, employees and/or contractors have executed a non-disclosure agreement with the Receiving Party or are otherwise under an obligation of confidentiality with terms no less restrictive than the non-disclosure obligations contained in this Section.  It is the Disclosing Party’s obligation to ensure that its provision of Confidential Information to the Receiving Party is in compliance with all Applicable Laws.  The Receiving Party will also be allowed to disclose Confidential Information to the extent that such disclosure is required by Applicable Law, provided the Receiving Party notifies the Disclosing Party in advance of such required disclosure promptly and in writing and cooperates with the Disclosing Party in any lawful action to contest or limit the scope of such required disclosure.  The Receiving Party will return to the Disclosing Party or destroy all Confidential Information in the Receiving Party’s possession or control and permanently erase all electronic copies of all Confidential Information promptly upon the request of the Disclosing Party.  At the request of the Disclosing Party, the Receiving Party will certify in writing signed by an officer of the Receiving Party has fully complied with the foregoing obligations. This Section shall survive termination of this Agreement.

24.DATA PRIVACY AND SECURITY.  Client will establish and maintain administrative, physical and technical safeguards that prevent any access, collection, use, disclosure, storage, alteration or destruction of Confidential Information that this Agreement does not expressly authorize, including, without limitation, a comprehensive written information security program (“Information Security Program”) that meets industry best practices and complies with applicable law and Client shall comply with such Information Security Program. The Information Security Program shall include all necessary measures, including the establishment and maintenance of policies and procedures, and technical, physical, and administrative safeguards, to (a) ensure the security and confidentiality of the Confidential Information, (b) protect against any foreseeable threats or hazards to the security or integrity of Confidential Information, (c) protect against unauthorized access to or use of such information, and (d) ensure appropriate disposal of the Confidential Information. Without limiting the generality of the foregoing, the Information Security Program shall provide for (x) continual assessment and re-assessment of the risks to the security of Confidential Information acquired or maintained by Client and its agents and contractors in connection with the Purchased Services, including but not limited to (i) identification of internal and external threats that could result in unauthorized disclosure, alteration or destruction of Confidential Information and systems used by Client and its agents and contractors, (ii) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of such Confidential Information, and (iii) assessment of the sufficiency of policies, procedures, information systems of Client and its agents and contractors, and other arrangements in place, to control risks; and (y) appropriate protection against such risks. Client shall designate specific employees or service providers to maintain and monitor the Information Security Program to ensure that the program is operating in a manner reasonably calculated to prevent and respond effectively to security incidents, and to recover from such events, business disruptions, and disasters.  Client certifies that its Information Security Program is and shall be in compliance with  state, federal, provincial or international data protection or privacy laws or regulations. Client shall deliver separate certifications of such compliance upon reasonable request of tZERO.

25.EQUITABLE RELIEF.  Client acknowledges and agrees that due to the unique nature of the Purchased Services and the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Client or third parties to unfairly compete with tZERO resulting in irreparable harm to tZERO, and therefore, that upon any such breach of any Agreement or threat thereof, Client will not oppose any attempt by tZERO to obtain, in addition to whatever remedies it may have at law, an injunction or other appropriate equitable relief without making any additional showing of irreparable harm (and agrees to support the waiver of any requirement that tZERO be required to post a bond prior to the issuance of any such injunction or other appropriate equitable relief).

26.INSURANCE.  If tZERO reasonably believes that Client is or may become financially or otherwise unable to meet its obligations or responsibilities under an Agreement, upon the request of tZERO, Client agrees to obtain from a reputable and financially secure insurance carrier located within the United States, such carrier approved by tZERO, and maintain during the term of the Agreement and for a period of 3 years thereafter, appropriate insurance in amounts adequate to cover Client’s obligations and responsibilities (and Client’s performance or nonperformance thereof) under the Agreement.  tZERO will be named as an additional insured on all such policies and will receive 30 days written notice prior to the termination, reduction or modification of coverage with respect to any such insurance policy.  Upon tZERO’s request, Client will promptly furnish to tZERO written evidence of its insurance coverage.

27.NON-SOLICITATION.  During the Term and for a period of 12 months thereafter, Client shall not hire, solicit for hire, or directly or knowingly indirectly use the services of any employee of tZERO without the prior written consent of tZERO.  For purposes of this Section, a person shall be deemed an “employee” of tZERO if such person has provided services to tZERO as an employee or independent contractor at any time within the preceding 6 months.

28.EXPORT CONTROLS.  The Purchased Services may be subject to U.S. export control laws and regulations and may be subject to export or import regulations in other countries.  Client agrees to strictly comply with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import as may be required.

29.NOTICE.  All notices, consents, authorizations, and approvals to be given by a party under each Agreement will be delivered as follows: (1) hand-delivery; (2) Federal Express or a comparable overnight mail service; (3) certified mail, return receipt requested, to the other party; or (4) by electronic mail transmission, provided that receipt of such electronic mail is confirmed by the recipient.  The address for notices to Client will be the address specified on the initial page of the Terms and Conditions.  The address for notice for tZERO will be as specified in the Exhibit forming part of each Agreement.  All notices will be effective upon confirmation or acknowledgment of receipt (or when delivery is refused), except notice by electronic mail which will be effective only after receipt of the electronic mail is actually confirmed by the recipient.  Either party may change its address for notice by giving notice of the new address to the other party.

30.GOVERNING LAW AND VENUE.  Each Agreement will be governed by and construed in accordance with the laws in effect in the State of New York, U.S.A., without regard to any applicable principles of conflicts of laws.  Any legal action, suit or proceeding arising out of or relating to an Agreement or the breach thereof may be instituted by either party solely in the federal or state courts located in New York, New York (U.S.A.) (Borough of Manhattan).  Each party hereby submits to the personal jurisdiction of such court and waives any right each might otherwise have to claim lack of personal jurisdiction or forum non conveniens.

31.RELATIONSHIP.  The parties are independent contractors, and nothing in any Agreement will be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties. Neither party is an agent of the other and neither party is authorized to make any representation, contract, or commitment on behalf of the other party.

32.SUBCONTRACTORS.  tZERO may subcontract any portion of any Purchased Services to (a) affiliates, or (b) third party subcontractors.  tZERO shall remain fully responsible to Client for the acts and omissions of any such subcontractor as tZERO is for its own acts and omissions under any Agreement.  Notwithstanding the foregoing, nothing herein shall impose any duty upon tZERO in connection with or make tZERO liable for the actions or omissions to act of unaffiliated third parties (other than subcontractors referenced above) used or involved in the performance of any Purchased Services hereunder.

33.ASSIGNMENT.  Client may not assign or delegate, whether by operation of law or otherwise, this Agreement or any of its rights or obligations under any Agreement to any third party without the prior written consent of tZERO.  For the purposes of this Section, any change of control of Client will be deemed an assignment.  tZERO may assign any Agreement to any party that assumes tZERO’s obligations hereunder, including by sale, merger, consolidation, or operation of law or otherwise.  Any assignment in violation of the foregoing will be null and void, and will be considered a breach of this Agreement.

34.ADDITIONAL.  Except as expressly specified in an Agreement, each Agreement may be modified or amended only in writing signed by both parties.  Any terms contained in any document that Client may provide tZERO in connection with an Exhibit, or that Client may require be accepted electronically through any vendor enrollment, login, invoicing, or other process are void, of no force or effect, and will not be enforceable against or otherwise bind TZERO, unless specifically referenced in an applicable Exhibit. If any provision of an Agreement is held by a court of competent jurisdiction to be unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of the Agreement will continue in full force and effect.  All waivers under any Agreement must be in writing.  The waiver of a breach of any provision of an Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.  tZERO may subcontract its obligations under any Agreement, provided that tZERO remains responsible for compliance with the applicable terms of the Agreement as to those obligations.  No term of any Agreement will be construed to confer any third-party beneficiary rights on any non-party.  Each and every right and remedy hereunder is cumulative with each and every other right and remedy herein or in any other agreement between the parties or under applicable law.  In the event of a dispute arising under any Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, provided that if a party prevails only in part the court shall award fees and costs in accordance with the relative success of each party.  tZERO will not be liable for any failure in performance under any Agreement to the extent that such failure results from causes beyond tZERO’s reasonable control.  Each Agreement is in the English language only, which language will be controlling in all respects.  The words “include,” “includes” and “including” means “include,” “includes” or “including,” in each case, “without limitation.”  Each Agreement may be executed in one or more counterparts, duplicate originals, or facsimile versions, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

EXHIBIT A

PLACEMENT AGENT SERVICES

This Exhibit (“Exhibit”) is entered into by tZERO Securities, LLC, having an address for notice of 30 Montgomery St, Suite 330, Jersey City, NJ 07302 (for purposes of this Exhibit and the Agreement formed by this Exhibit, “tZERO”) and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions).  By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions (the “Agreement”).

The Agreement specifies the terms and conditions applicable to Client’s access to and use of tZERO Placement Agent Services for Regulation A offering (the “Offering”) of Client’s common stock (the “Securities”) specified in Schedule A-1 of this Exhibit (for purposes of this Exhibit, the “Purchased Services”).

For purposes of the Agreement all references to “tZERO” in this Exhibit and the Terms and Conditions will refer to the tZERO entity entering into this Exhibit and all references herein to a “party” or the “parties” refer collectively and interchangeably to Client and such tZERO entity.  To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

In consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1.AGREEMENT.  The Agreement formed by this Exhibit sets forth the entire understanding and agreement of the parties with respect to the Purchased Services hereunder and all access to and use thereof.  The Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under this Agreement, but not as to the Purchased Services under any other Agreement.

2.DEFINITIONS.  All capitalized terms used in this Agreement and defined in the context in which they are used will have the meanings given to them herein and as prescribed below.  All other terms used in this Agreement will have their plain English meaning as commonly interpreted in the United States.

3.TERM.

4.This Exhibit shall commence on the on the effective date of this Exhibit and shall end upon the earlier of (i) all conditions of the Offering being met and the final closing date of the Offering as agreed by Client and tZERO or (ii) on any date following the 90-day anniversary of the launch of the Offering, upon 30 days advance written notice termination by either party and the payment of any Fees by Client due to tZERO (the “Term”). The parties may also terminate this Exhibit pursuant to Section 19.1(c) of the Terms and Conditions.

5.At or prior to each closing, and as a condition of tZERO’s obligations hereunder, the following shall have been satisfied:  (i) Client shall have delivered to tZERO at the closing (a) a certificate of Client signed by an executive officer thereof, stating the representations and warranties contained herein are true and correct as of the date of such closing as if, and to the same effect, the warranties and representations were made on such date;  (b) subscription agreements signed by Client; (c) consents of any party required to consummate this Offering and the transactions contemplated thereby;  and (d) such other closing documents as shall be reasonably requested by tZERO and/or its counsel.

6.The termination of tZERO’s engagement under this Agreement will be without liability or continuing obligation of Client and tZERO except for (i) Client’s obligation to pay tZERO the fees as described in Section 14.1, (ii) Client’s obligation to reimburse tZERO’s out-of-pocket expenses as described in Section 14.3, and (iii) the provisions of Sections 12 through 13 and Schedule A-2, all of which will survive termination and remain in full force.

7.PURCHASED SERVICES.

7.1.Subject to the terms of this Agreement, including payment of all applicable Fees, tZERO is engaged to act as Client’s exclusive placement agent for the Offering of Client’s Securities. In connection with performing the Purchased Services Offering, tZERO agrees to perform the activities listed on Schedule A-1 to this Exhibit.  All Services hereunder are limited to the Purchased Services, solely as specified in this Agreement during the Term.

7.2.tZERO hereby accepts such engagement and shall provide the Purchased Services, including the Committed Marketing Efforts (as defined on Schedule A-1).. Client understands that the Purchased Services will be provided through or using, an on-line platform designated by Client for tZERO’s use as placement agent (the “Platform”). Client directs tZERO to post information relating to its Offering and the Offering Materials (as defined below) on the Platform to facilitate the Offering. Client agrees to accept all investments in the Offering by users of the Platform (provided such investment is fully funded, the investor has accepted all terms of the offering, the stated escrow target has been met, such investment would not cause the Client to exceed the maximum offering amount and such investment is not associate with any AML, KYC or KYB concerns) and directs that all applicable investment funds be transmitted directly to the segregated account of tZERO Securities, LLC, acting as escrow account for the Client’s Offering. Client has not granted any other person the right to act as placement agent or underwriter in connection with the Offering. During the term of this Agreement, Client will not (i) offer any securities for sale to, or solicit any offers to buy from, any person, whether directly or indirectly, other than through tZERO or (ii) engage in discussions with any person other than representatives of tZERO for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by Client of its securities to potential investors, other than offers or discussions relating to (x) securities issued pursuant to contractual obligations of Client in effect as of the date of this Agreement; and (y) securities issued pursuant to employee benefit, option or purchase plans. Client will furnish to tZERO the names and contact information of all persons with which Client is discussing, or that Client has contacted, concerning the sale of its Securities.

7.3.Client expressly acknowledges that: (i) tZERO will not be required to purchase any Securities from the Issuer and shall not provide any recommendation to prospective investors, and (ii) the execution of this Agreement does not constitute a commitment by tZERO to consummate any transaction contemplated hereunder and does not ensure a successful Offering or the ability of tZERO to secure any financing on behalf of Client.

7.4.Each of Client and tZERO agrees to: (i) conduct the Offering in a manner intended to qualify for exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); and (ii) conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state “blue sky” laws and applicable securities laws of other jurisdictions.

7.5.Until the termination of this Agreement, Client will not solicit or negotiate with or retain any other financial advisor, placement agent or underwriter in connection with any offering of securities. During the term of this Agreement, before Client may engage a third party to provide financial advisory and investment banking services not contemplated by this Agreement (including acting as Client’s book-running lead managing underwriter, exclusive placement agent, exclusive arranger, exclusive financial advisor, exclusive structuring agent, or in any other similar capacity not contemplated by this Agreement), Client shall first offer to engage tZERO to provide such additional services (“Additional Services”) on terms and conditions mutually acceptable to each of Client and tZERO. If tZERO does not accept the Additional Services within 15 days of Client’s offer, Client may engage a third party to render such Additional Services on terms no less favorable than those offered by tZERO, if any.

7.6.Client acknowledges and agrees that all customer data collected through the Platform shall be the property of tZERO. Aside from the Purchased Services, any requests for data and reports shall be subject to the Data and Software Services Exhibit under this Agreement.

7.7.Client acknowledges and agrees that it shall file all notice filings required under state “blue sky” laws in connection with the Offering.

7.8.Client  acknowledges and agrees that tZERO may ask other Financial Industry Regulatory Authority (“FINRA”) and Securities and Exchange Commission (“SEC” or the “Commission”) and SEC member broker-dealers to participate as co-placement agents (“Co-Placement Agents”) for the Offering. Upon appointment of any such Co-Placement Agents, tZERO shall be permitted to re-allocate all or part of tZERO’s fees and expenses due hereunder. Such Co-Placement Agent shall automatically receive the benefits of this Agreement, including the indemnification rights provided for herein upon their execution of an agreement, in a form satisfactory to tZERO, with tZERO that confirms that such Co-Placement Agent is entitled to the benefits of this Agreement.

8.BRANDING.  The Purchased Services shall be branded under the Client Marks.  Client acknowledges and agrees that its name and logo(s) may be used on the Platform and any press release, public announcement or public communication during the Term of this Agreement. If applicable, the name and logo(s) of tZERO shall appear on the Purchased Services as a mutually agreed-upon “Powered by tZERO” reference.

9.CLIENT OBLIGATIONS.  Client covenants and agrees:

9.1.To provide tZERO with (i) reasonable access to Client’s officers, directors, employees, advisors, and other representatives (collectively, the “Representatives”) as well as any other third parties having a material relationship with Client to the extent that tZERO deems reasonably necessary in connection with the performance of its services under this Agreement and (ii) all other assistance reasonably necessary to tZERO’s performance under this Agreement.

9.2.All Offering Materials shall be the responsibility of Client, except for any portion of such Offering Materials provided by tZERO or its Representatives to Client in writing expressly for the inclusion in such Offering Materials, and Client shall update and supplement the Offering Materials and other relevant Offering Materials prior to any closing of an Offering to reflect developments affecting Client. The Offering Materials will include all information to be provided to investors under Regulation D or Regulation A, as applicable, under the Securities Act. Client shall be responsible for compliance with filing requirements of the securities laws of states and other jurisdictions. Client will not, for a period of six months following the final closing date of the Offering, offer for sale or sell any Securities unless, in the opinion of Client’s legal counsel, concurred in by tZERO’s legal counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable federal securities laws, state “blue sky” laws or the securities laws of any other jurisdiction with respect to the Offering. For the purpose of assisting with its recordkeeping and due diligence, Client agrees to provide copies of its filing pursuant to Regulation D or Regulation A, as applicable, of the Securities Act in connection with the Offering. In the event Client does not intend to effect a filing under Regulation D or Regulation A, as applicable, in connection with the Offering, Company agrees to provide tZERO with a statement setting forth the basis upon which such determination was made. In all events, Client acknowledges that tZERO has a right to rely on, and will rely on, the representations and warranties of Client and the investors set forth in the definitive documentation for the Offering, and tZERO shall be an addressee of all opinions of counsel delivered to the investors in connection with the Offering. Client shall give tZERO the opportunity to review and comment on all Offering Materials or other information related to the Offering that are filed or presented to the SEC or any other governmental agency or regulator. Client agrees to give tZERO at least 3 business days for its review of Offering Material  or such other information prior to their submission with the SEC or any SEC or any other governmental agency or regulator.

9.3.To furnish to tZERO the information and data relating to Client that tZERO reasonably requests and will notify tZERO of any material events or developments relating to Client, its business, operations or financial condition that occur during the term of this Agreement, including by providing tZERO with copies of any financial reports available after the date of this Agreement as soon as reasonably practicable.

9.4.That tZERO, in performing the services hereunder: (a) will rely on the publicly available information and other information or data received from Client and its Representatives without independent investigation or verification thereof by tZERO; and (b) does not assume responsibility for the accuracy or completeness of information received from Client or its Representatives or from prospective investors, whether or not tZERO makes any independent verification thereof.

9.5.Affiliates of Client may not invest in the Offering unless such investment is made in accordance with applicable law it is fully disclosed in the Offering Materials that Affiliates may invest in the Offering.

9.6.Client agrees that no underwaters shall purchase Securities in the Offering.

10.CLIENT REPRESENTATIONS AND WARRANTIES.  Client represents, warrants and agrees:

10.1.All information made available by Client or its Representatives to tZERO under this Agreement or contained in any offering memoranda or offering circular (together with any updates, supplements, or amendments thereto) and related materials or supplemental information (collectively, the “Offering Materials”) provided to prospective investors will be, during the period of engagement of tZERO under this Agreement, complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, any and all projections (financial or otherwise) provided by Client or its Representatives to tZERO will be prepared in good faith and, in Client’s business judgment, based on assumptions that are reasonable. Additionally, Client or its Representatives will promptly notify tZERO if it learns of any material inaccuracy or misstatement in, or material omission from any information previously delivered to tZERO.

10.2.Client has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Materials and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of Client has been duly incorporated and is validly existing as a corporation in good standing (where such concept exists) under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction.

10.3.Client has an authorized capitalization as set forth in the Offering Materials and all of the issued shares of capital stock of Client have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Securities contained in the Offering Materials; and all of the issued shares of capital stock of each subsidiary of Client have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Client, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Offering Materials.

10.4.The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Offering Materials; and the issuance of the Securities is not subject to any preemptive or similar rights.

10.5.Neither Client nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Materials any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Materials; and, since the date of the most recently filed Offering Materials, there has not been any change in the capital stock or change in long-term debt of Client and its subsidiaries, taken as a whole, or any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of Client and its subsidiaries, taken as a whole, except as set forth or contemplated in the Offering Materials, or (ii) the ability of Client to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the Offering.

10.6.The Offering Materials conform, and any further amendments or supplements to the Offering Materials will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

10.7.Client understands that in rendering services hereunder tZERO does not provide accounting, legal or tax advice and will rely upon the advice of counsel to Client and other advisors to Client as to accounting, legal, tax and other matters relating to the Offering or any other transaction contemplated by this Agreement.

10.8.(A) No filing with, or authorization, approval, consent, non-objection, license, order, registration, qualification or decree of, any applicable court or governmental or regulatory authority, instrumentality or agency (each of the foregoing being referred to as a “Government Entity”) is necessary or required in order for Client to enter into this Agreement or to issue, offer and sell Securities in an Offering contemplated hereunder, and there is no applicable directive, rule, order, agreement or communication, either written or oral, of or with any Government Entity that would adversely affect or preclude or be expected to adversely affect or preclude the ability of Client to enter into this Agreement, to perform its responsibilities and obligations hereunder, or to issue, offer and sell any Securities in an Offering contemplated hereunder; and (B) the issue and sale of the Securities and the compliance by Client with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement, lease or instrument to which Client or any of its subsidiaries is a party or by which Client or any of its subsidiaries is bound or to which any of the property or assets of Client or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or Bylaws or similar organizational documents of Client or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Client or any of its subsidiaries or any of their properties.

10.9.Client and its subsidiaries have good and marketable title to all property owned by them  in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Materials or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Client and its subsidiaries; and any real property and buildings held under lease by Client and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally or (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by Client and its subsidiaries.

10.10.Neither Client nor any of its subsidiaries is (i) in violation of its Articles of Incorporation, Bylaws or similar organizational documents, (ii) in violation of any other statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over Client or any of its subsidiaries or any of their properties or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

10.11.Other than as set forth in the Offering Materials, there are no legal or governmental proceedings pending to which Client or any of its subsidiaries or any officer or director of Client is a party or of which any property or assets of Client or any of its subsidiaries or any officer or director of Client, is the subject; and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

10.12.Client is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Materials, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Further, Client does not, and any entity managing Client does not, meet the criteria of an “investment adviser” as defined under Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

10.13.Client represents that either (a) it is not currently, and has not been at any time within the prior five years, a real property holding company within the meaning of section 897 of the U.S. Internal Revenue Code of 1968, as amended (the “Code”), and as such the stock of the Issuer is not a U.S. real property interest and is not subject to FIRPTA withholding; or (b) the Issuer represents that is qualifies as a domestically-controlled REIT within the meaning of Section 897(h)(2) of the Code, and as such the stock of the Issuer is not subject to FIRPTA withholding.

10.14.Frucci and Associates, which has certified certain financial statements of Client and its subsidiaries, is an independent registered public accounting firm.

10.15.Client maintains a system of internal control over financial reporting that has been designed by Client’s principal executive officer and principal financial officer, or under their supervision, to (i) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Materials, Client’s internal control over financial reporting is effective and Client is not aware of any material weaknesses in its internal control over financial reporting.

10.16.Since the date of the latest audited financial statements included in the Offering Materials, there has been no change in Client’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, Client’s internal control over financial reporting.

10.17.The financial statements, including the notes thereto, included in the Offering Materials present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of Client and its subsidiaries; except as otherwise stated in the Offering Materials, such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved.

10.18.There are no off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on Client’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

10.19.(A) Each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither Client nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which Client or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

10.20.Since the date as of which information is given in the Offering Materials, and except as may otherwise be disclosed in the Offering Materials, Client has not (i) issued or granted any securities, other than pursuant to employee benefit plans, equity compensation plans or other employee compensation plans disclosed in the Offering Materials or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock.

10.21.Client has not sold or issued any securities during the six-month period preceding the date of the Offering Materials other than (i) shares issued pursuant to employee benefit plans, equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (ii) as disclosed in the Offering Materials.

10.22.(A) Neither Client nor any of its subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) or relating to pollution, contamination or the protection of the environment or human health or relating to exposure to Hazardous Materials (collectively, “Environmental Laws”), (B) neither Client nor any of its subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither Client nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws, (D) neither Client nor any of its subsidiaries has engaged in any storage, generation, transportation, use, handling, spill, leak, seepage, pumping, dumping, disposing, depositing or dispersing of any Hazardous Materials, (E) Client does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (F) neither Client nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

10.23.Client and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same used by them or necessary for the conduct of their respective businesses as currently conducted and proposed to be conducted (the “Client Intellectual Property”), and the conduct of their respective businesses will not conflict in any material respect with any such rights of others; Client and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Client Intellectual Property except as described in the Offering Materials, (A)  there are no third parties who have or will be able to establish ownership rights or rights to use any Client Intellectual Property, (B) there is no pending, threatened action, suit, proceeding or claim by others challenging Client’s rights or any of the subsidiaries’ rights in or to any Client Intellectual Property, (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Client Intellectual Property, (D) there is no pending or threatened action, suit, proceeding or claim by others that Client or any of the subsidiaries infringes or misappropriates any intellectual property or other proprietary rights of others, (E) no Client Intellectual Property has been obtained or is being used by Client or any of the subsidiaries in violation of any contractual obligation binding on Client or any of the subsidiaries, or otherwise in violation of the rights of any persons.

10.24.Client and its subsidiaries have taken reasonable steps necessary to secure interests in the Client Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to Client; there are no outstanding options, licenses or binding agreements of any kind relating to Client Intellectual Property owned by Client or any of its subsidiaries that are required to be described in the Offering Materials and are not described in all material respects; Client and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any material intellectual property of any other person or entity that are required to be set forth in the Offering Materials and are not described in all material respects.

10.25.Client and its subsidiaries (A) have operated their businesses in a manner compliant, and are presently in compliance, with all privacy and data protection laws and regulations applicable to Client’s and its subsidiaries’ collection, use, transfer, protection, disposal, disclosure, handling, and storage of its customers’ data; (B) have and are in compliance with policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings, and (C) have and are in compliance with policies and procedures designed to ensure privacy and data protection laws are complied with.

10.26.Client and its subsidiaries possess and are in compliance with all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as currently conducted by them or as described in the Pricing Prospectus and the Prospectus to be conducted by them (“Permits”).

10.27.Except as described in the Offering, there are no contracts, agreements or understandings between Client and any person that would give rise to a valid claim against Client for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

10.28.Except as described in the Offering Materials, there are no contracts, agreements or understandings between Client or any subsidiary and any person granting such person the right to require Client or any subsidiary to file a registration statement under the Securities Act with respect to any securities of Client or any subsidiary owned or to be owned by such person, except for such rights that have been effectively waived; and the holders of outstanding shares of Client’s capital stock are not entitled to preemptive or other rights to subscribe for the Securities that have not been complied with or otherwise effectively waived;

10.29.Neither Client nor any of its subsidiaries, nor any director or officer thereof, nor any agent, employee, affiliate or other person acting on behalf of Client or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made or taken an act in furtherance of an offer, promise or authorization of, any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Client and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with such laws.

10.30.The operations of Client and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions in which Client and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Client or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.

10.31.Neither Client nor any of its subsidiaries, nor any director or officer thereof, nor any agent, employee or affiliate or other person acting on behalf of Client or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, currently subject to any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Client or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions prohibiting such location, organization or residency (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Client will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, Client and its subsidiaries have not engaged in and are not now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

10.32.Client has not and, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Client or any subsidiaries to facilitate the sale or resale of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Client or any subsidiaries other than as contemplated in this Agreement.

10.33. (A) Client and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon; and (B) no tax deficiency has been determined adversely to Client or any of its subsidiaries (nor has Client or any of its subsidiaries received written notice of any tax deficiency that will be assessed or has been proposed by any taxing authority).

10.34.Client and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable for the conduct of their collective business; Client and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by Client or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither Client nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable costs from similar insurers as may be necessary to continue its business.

10.35.No material labor dispute with or disturbance by the employees of Client or any of its subsidiaries exists or is threatened, and neither Client nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors;

10.36.The statistical and market-related data included in the Offering Materials are based on or derived from sources that Client reasonably believes are reliable and accurate in all material respects.

10.37.Client is not obligated to pay a finder’s fee to anyone in connection with the introduction of Client to tZERO, or the consummation of the Offering.

10.38.None of the net proceeds of the Offering will be paid by Client to any FINRA member or its affiliate or associates, except as specifically authorized herein.

10.39.Client (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;  and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

10.40.None of the Client’s directors, officers, or beneficial owners of five (5%) percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

10.41.All agreements and legal opinion letters provided by the Client to tZERO are true and complete copies thereof, were in full force and effect on and as of the date thereof, and have not been subsequently amended, modified, terminated, or repealed, and no proceedings for the amendment, modification, termination, or rescission thereof are pending.

10.42.tZERO is authorized to contact and discuss the Client and the Security with each of the Company’s advisors identified in writing by the Client.

10.43.No procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Client or its governing body that would result in the Client’s liquidation, dissolution, or winding-up.

10.44.Client is not delinquent in filing any reports with the SEC, as required under applicable law.

10.45.Client is not subject to an order of the SEC denying, suspending or revoking registration of a class of its securities within the past five (5) years.

10.46.If the Offering is a Regulation D, Rule 506(b) offering: (i) No more than 35 non-accredited investors will participate in the Offering and that all other investors were be “accredited investors” within the meaning of Rule 501(a) under the Securities Act, as permitted by the JOBS Act, (ii) Client will take steps to ensure that each purchaser that is not an accredited investor, has such knowledge and experience in financial and business matters and that he or she was capable of evaluating the merits and risks of the investment in the Securities, (iii) has furnished to each purchaser of the Securities the information required by Rule 502(b) of Regulation D and (iv) Client will take reasonable steps to ensure purchasers in the offering of the Securities are not underwriters.

10.47.If the Offering is a Regulation D offering, then neither the Client nor any of its affiliates, directors, executive officer, or beneficial owners of 5% or more of the Client’s voting equity qualify as “bad actors” under Rule 506(c) of Regulation D under the Securities Act.

10.48.If the Offering is a Regulation A offering: (a) then neither the Client nor any of its affiliates, directors, executive officer, or beneficial owners of 5% or more of the Client’s voting equity are not subject to disqualification under Rule 262, (b) the aggregate price attributable to the Securities of selling security holders does shall not exceed 30% of the Offering price of a particular offering or any subsequent Regulation A offering that is qualified within one year of the qualification date of the Offering, (c) and is a Tier I offering, the Offering (plus the gross proceeds for securities sold pursuant to other offering statements within the past 12 months) shall not exceed $20 million, including not more than $6 million offered by all selling security holders that are affiliates of the Client and (d) and is a Tier II offering, the Offering shall not exceed $75 million, including not more than $22.5 million offered by all selling security holders that are affiliates of the Client and the aggregate price paid for sales to non-accredited investors is shall not be more than 10% of the greater of the purchaser’s annual income or net worth (if a natural person) or revenue or net assets for such purchaser’s most recently completed fiscal year end (if a non-natural person).

11.DUE DILIGENCE.  Current regulations in the securities industry require broker-dealers to conduct “due diligence” on any issuer that seeks to offer its securities to investors. In the event that tZERO is unable to complete “due diligence” either (1) because of lack of cooperation on the part of Client (for instance, but not limited to, Client not providing tZERO with information or documents requested by tZERO) or (2) because tZERO uncovers “red flags” about Client that cause tZERO to be not satisfied that tZERO can in good faith act as placement agent for the Offering, tZERO may terminate this Agreement without further obligation on the part of tZERO to proceed with this Offering. In short, tZERO’s obligations under this Agreement are expressly conditioned upon “due diligence” on Client that is both complete in the opinion of and satisfactory to tZERO.

12.TZERO REPRESENTATIONS AND WARRANTIES.  tZERO represents and warrants as follows:

12.1.tZERO is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would have a materially adverse effect on the business of tZERO.

12.2.tZERO is registered as a broker-dealer under Section 15 of the Exchange Act.

12.3.tZERO is a member in good standing of the FINRA.

12.4.Sales of Securities by tZERO will be made only in such jurisdictions in which (i) tZERO is a registered broker-dealer or where an applicable exemption from such registration exists and (ii) the Offering and sale of the securities is registered under, or is exempt from, applicable registration requirements.

13.CONDITIONS TO THE INITIAL CLOSING OF THE OFFERING. The Offering shall be conditioned upon, among other things, the following:

13.1.Satisfactory completion by tZERO of its due diligence investigation and analysis of: (i) Client’s business, prospects, industry, financial condition and its arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Issuer as required by the SEC (including any relevant stub period reviews), and (iii) Client’s projected financial results in the Offering Materials (if any);

14.(a) a certificate of Client signed by an executive officer thereof, stating the representations and warranties contained herein are true and correct as of the date of such closing as if, and to the same effect, the warranties and representations were made on such date;  (b) subscription agreements signed by Client; (c) consents of any party required to consummate this Offering and the transactions contemplated thereby; and (d) such other closing documents as shall be reasonably requested by tZERO and/or its counsel.

14.1.If the Offering is a public offering, FINRA shall not have finally determined that the compensation payable to tZERO hereunder is unreasonable under FINRA Rule 5110;

14.2.Client completion of required notice filings and related requirements in any states where Securities have been sold under the Offering; and

14.3.Neither the Client nor any of its affiliates has, either prior to the initial filing or the qualification date of the Offering Materials (if applicable), made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the regulations thereunder with the offer and sale of the Securities pursuant to the Offering Materials.

15.INDEPENDENT CONTRACTOR; NO FIDUCIARY OBLIGATIONS.  Client acknowledges that it is a sophisticated business enterprise and has retained tZERO for the limited purposes set forth in this Agreement and that tZERO is an independent contractor and nothing in this Agreement should be construed as creating an agency relationship between the parties. It is understood that tZERO shall not, and shall not be entitled to, enter into a definitive agreement relating to an Offering on behalf of Client and that Client is under no obligation to enter into any definitive agreement or proceed with an Offering, and that tZERO has no obligation to underwrite, purchase or place any Securities of Client for its own account or for resale to third parties or to provide, or enter into any agreement, arrangement or structuring in respect of, any type of financing (including without limitation by means of any loan, lending or credit facility, any debt or loan participations or any similar financing or debt obligation) by virtue of this Agreement and will have no liability to Client if an Offering is not completed. The parties further acknowledge and agree that their respective rights and obligations as set forth herein are contractual. Accordingly, Client disclaims any intention to impose any fiduciary duties or obligations on tZERO by virtue of the engagement contemplated by this Agreement, and tZERO will not be deemed to have any fiduciary duties or obligations to any investors or any other persons, Client, its affiliates, and their respective officers, directors, securityholders, partners, members, affiliates or creditors as a result of this Agreement or the services to be provided pursuant hereto.  Client covenants and agrees that any agreements documenting the sale of the Securities in an Offering will include provisions reasonably acceptable to tZERO in which the purchasers (a) disclaim and disavow any reliance upon tZERO or its officers, directors, employees, attorneys or affiliates in connection with the Offering and related agreements documenting the sale of the Securities in the Offering; (b) state that they relied solely on their own independent investigation before entering into the purchase agreement; (c) agree that all claims, obligations, liabilities, demands or causes of action that may be based upon, arise under or relate to the agreements documenting the sale of the Securities in the Offering or the negotiation, execution or performance of the same may be made only against Client; (d) waive and release all liabilities, claims, demands, causes of action and obligations against tZERO or its officers, directors, employees, attorneys or affiliates in connection with the agreements documenting the sale of the Securities in the Offering and any transactions contemplated thereby; and (e) agree that tZERO will be a third party beneficiary of such provisions. tZERO will not have any rights or obligations in connection with the Offering contemplated by this Agreement other than those expressly provided in this Agreement. Client acknowledges that tZERO has had, and may currently or in the future have, investment banking or other relationships with parties that operate in Client’s industry or that otherwise may provide tZERO with information of interest to Client, and that tZERO has no obligation to disclose such relationships or information to Client.

16.INDEMNIFICATION.  This Section 14 is intended to supersede Sections 23.2 and 23.3 (with respect to Client) of the Terms and Conditions. In consideration of tZERO’s execution and delivery of this Agreement, Client will indemnify and hold harmless tZERO, its affiliates, and each of its and their respective directors, executive committees, officers, managers, members, partners, securityholders, advisers, agents, employees, and controlling persons (within the meaning of the Securities Act) to the extent and as provided in Schedule A-2, which forms a part of this Agreement. The provisions of this Section 12 and Schedule A-2 will be binding upon any successors or permitted assigns of Client and will survive the termination of this Agreement.

17.TAIL.  If this Agreement is terminated before completion of an Offering, tZERO will be entitled to its Offering Fee under Section 14.1 below for the Offering or any subsequent offering of securities by the Client if (i) at any time prior to the expiration of 18 months after such termination (the “Tail Period”) an Offering is consummated or (ii) Client enters into an agreement, commitment or understanding, definitive or otherwise, relating to an Offering during the term of this Agreement or during the Tail Period, and such Offering is ultimately completed; provided, that, for the avoidance of doubt, no termination of the engagement hereunder shall affect Client’s obligations to pay any Fee in accordance with this Section 13 or out-of-pocket expenses in accordance with Section 14.3 below to the extent provided for herein and to indemnify certain related persons and entities as provided in this Agreement.

18.FEES; EXPENSES.

18.1.As compensation for the Purchased Services, Client shall pay to tZERO a fee (the “Offering Fee”) equal to (i) 4.5% of the gross proceeds received by Client from investors for the Offering sourced by tZERO or a tZERO website, or (ii) 1.25% of the gross proceeds received by Client from all other investors for the Offering. The Offering Fee shall be paid by Client to tZERO in full on each closing date of the Offering. For the avoidance of doubt, no fee payable to any other financial advisor by Client in connection with an Offering will reduce or otherwise affect the Fees (as defined below) payable to tZERO. To ensure adherence to fair compensation guidelines, tZERO will ensure that the Offering Fee, taken together with the “Transaction Fee,” fees for “Additional Services” and the “Transaction Payment Processing Fees” set forth on Schedule B-1 to this Agreement shall not exceed 10% of the gross proceeds received by Client from investors for the Offering (excluding any third-party expenses incurred by tZERO).

18.2.Client shall pay tZERO $5,000 on the Effective Date of this Agreement and $10,000 on the first closing date of the Offering (the “Advisory Fees” and, together with the Offering Fee, the “Fees”) for the upfront Purchased Services constituting advisory and consulting services as described on Schedule A-1, provided in connection with the Offering, to be completed according to the terms of this Agreement. For the avoidance of doubt, such Advisory Fees shall not offset the compensation described in the immediately preceding subsection.

18.3.Subject to the Expense Cap, Client will reimburse tZERO, in accordance with Section 16.2 and 16.3 of the Terms and Conditions, for all incurred and reasonable out-of-pocket expenses, including, by way of illustration and not limitation, all fees or charges required or imposed by any governmental agency in connection with the Offering (including, without limitation, FINRA’s filing fees), all third-party vendor charges used in connection with the Offering, (including, without limitation, vendor charges for “know your customer” searches and payment processing) and the reasonable fees and disbursements of legal counsel and other advisers, incurred by tZERO in connection with performing its obligations under this Agreement and the reasonable fees and disbursements of legal counsel and other advisers, incurred by tZERO in connection with performing its obligations under this Agreement.  Client’s obligation to reimburse tZERO for out-of-pocket expenses pursuant to this Section will apply whether or not an Offering is completed. Client also will also be responsible for all other fees, charges, and expenses relating to an Offering, including the charges of its own counsel, accountants or other advisors, filing fees, printing charges, and related costs.

19.TOMBSTONE ADVERTISEMENTS. Notwithstanding the Confidentiality obligations in the Terms and Conditions, tZERO may place customary “tombstone” advertisements and announcements, at its own expense, in financial and other newspapers and media describing its role in the Offering, and Client authorizes tZERO to use Client’s name and logo in any such advertisement and announcement; provided, that tZERO will not disclose the size of the Offering or proceeds received by Client and its securityholders, unless such information otherwise has been publicly disclosed.  If requested by tZERO, Client will include a mutually acceptable reference to tZERO in any press release or other public announcement made by Client regarding the Offering.

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

FOR TZERO: TZERO SECURITIES, LLC	FOR CLIENT: C3 Bullion, Inc.,
Signature: Name: Title: Date:	Signature: Name: Title: Date:

Effective Date:

Schedule A-1
Purchased Services

The Purchased Services shall mean the following:

1.Pre-offering advisory and consulting services, including:

a)Reviewing Client, its affiliates, executives and other parties as, and consulting with Client regarding same;

b)Consulting with Client on best business practices regarding the Offering;

c)Advising Client on compliance of marketing material and other communications with the public with applicable legal standards and requirements;

d)Review of content in the Offering Materials and suggested revisions, subject to the review of Client’s counsel;

e)Working with the Client’s SEC counsel in providing information to the extent necessary; and

2.Committed Marketing Efforts, which shall mean  (a) one joint press release between tZERO and Client announcing the launch of the Offering, (b) one or more alert(s) to tZERO's and its affiliated broker-dealer's customer base, which may be in the form of an electronic notice on a technology platform, to announce tZERO's engagement in the Offering (to the extent permissible under applicable law), (c) three social media posts on one or more  social media accounts of tZERO's parent entity and (d) such other marketing efforts as agreed by tZERO and Client in writing;

3.Due diligence on the Offering and the business, operations, properties, financial condition, and prospects of Client;

4.Review and process investor information, including KYC (Know Your Customer) and KYB (Know Your Business) data, perform AML (Anti-Money Laundering), using tZERO and third-party vendors resources, and other compliance background checks, and provide a recommendation to Client whether or not to accept Investor as a customer of the Client based solely on KYC/KYC/AML process;

5.Serve as a registered agent for the Offering on which it acts as broker-of-record where required for state blue sky law requirements; provided, however, Client shall make all blue-sky notice filings where required;

6.Coordinating with third party agents and vendors in connection with performance of services for the Offering;

7.Coordinate and transmit book-entry data to Client’s transfer agent to assist in maintaining Client’s ownership registry for the Offering;

8.If requested, coordinate with third party marketing firms to provide such services, in compliance with Applicable Laws, including investor suitability analysis (if applicable); and

9.Such other services from time to time agreed on by tZERO and Client in connection with the Offerings.

Schedule A-2

Indemnification Terms and Conditions

To the fullest extent permitted by applicable law, Client will promptly, upon demand:

(i)indemnify and hold harmless tZERO Securities, LLC and its affiliates (collectively, “tZERO”), and its and their respective directors, executive committees, officers, managers, members, partners, securityholders, advisers, agents, employees, and controlling persons within the meaning of the federal securities laws (tZERO and each such person being referred to herein as an “Indemnified Person”), from and against any losses, claims, demands, damages, costs, expenses, or liabilities of any kind, including in respect of actual or threatened actions, proceedings, and investigations in respect thereof (“Claims”), whether or not such Indemnified Person is a potential or actual named party or witness (collectively, “Liabilities”) relating to, arising out of or in connection with, directly or indirectly, (A) tZERO’s engagement under the Agreement and the services rendered by tZERO in connection therewith or (B) Client’s actions or failures to act (including statements or omissions made or information provided by Client or its agents) or actions or failures to act by an Indemnified Person with Client’s consent or in reliance on Client’s actions or failures to act; and

(ii)reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel and accountants) incurred by such Indemnified Person in connection with investigating, preparing for, responding to, pursuing or defending any such actual or threatened Claims in any jurisdiction, whether or not in connection with pending or threatened Claims to which any Indemnified Person is a party or witness, in each case as such expenses are incurred or paid.

Notwithstanding the foregoing, Client will not be responsible for any Liabilities or expenses pursuant to subsection (i)(A) of this clause (a) to the extent the same have been finally determined by a court or arbitral panel of competent jurisdiction to have resulted solely and directly from tZERO’s gross negligence or willful misconduct. Client agrees that no Indemnified Person will have any liability (whether direct or indirect, in contract, tort or otherwise) to Client or its affiliates, directors, officers, agents, creditors, managers, members, securityholders, employees or controlling persons for or in connection with the Agreement and the services rendered by tZERO in connection therewith, except to the extent that any such Liabilities or expenses incurred by Client have resulted primarily and directly from the gross negligence or willful misconduct of such Indemnified Person; provided, however, that, to the extent permitted by applicable law, no Indemnified Person shall be responsible for any consequential, indirect, incidental, punitive, or special damages of any nature or damages for lost profit.

Client will not, without tZERO’s written consent, which will not be unreasonably withheld, settle, compromise, consent to the entry of any judgment with respect to or otherwise seek to terminate any claim, action or proceeding in respect of which indemnification may be sought hereunder, whether or not any Indemnified Person is an actual or potential party thereto, unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from any Liabilities arising out of such claim, action or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

If the foregoing indemnification is unavailable or insufficient to hold an Indemnified Person harmless in respect of any Liabilities (or related expenses) referred to in paragraph (a) of this Schedule A-2, then in lieu of indemnifying such Indemnified Person hereunder, Client will contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities (and related expenses) in such proportion as is appropriate to reflect the relative benefits (received or anticipated) to Client and its securityholders, on the one hand, and tZERO, on the other hand, of the Offering or, if such allocation is not permitted by applicable law, then on the basis of such relative benefits and fault of each of Client and tZERO, as well as any other relevant equitable considerations. For the purposes of the Agreement, the relative benefits to Client and its securityholders and to tZERO will be deemed to be in the same proportion as (i) the total net proceeds received or contemplated to be received by Client or its securityholders, as the case may be, in connection with the Offering, whether or not any such Offering is consummated, bears to (ii) the fees actually paid or to be paid to tZERO under the Agreement (excluding reimbursable expenses); and the relative fault will be determined by reference to, among other things, whether an untrue or alleged untrue statement of material fact or an omission or alleged omission to state a material fact in the Offering Materials relates to information supplied by Client or by tZERO, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent any such statement or omission.  Notwithstanding the foregoing, in no event will the Indemnified Persons be required to contribute an aggregate amount in excess of the aggregate amount of fees actually received by tZERO under the Agreement.

An Indemnified Person will promptly notify Client in writing as to any matter for which indemnification may be sought and will provide copies of all relevant documentation to Client, but the failure to so notify Client or provide such documentation will not relieve Client from any liability which it may have to any Indemnified Person hereunder, to the extent that Client is not materially prejudiced as a result of such failure.  After such notice is given, Client will have the right, at its option, to assume the defense of any action or proceeding in respect of which indemnification may be sought hereunder, provided that Client engages counsel satisfactory to the Indemnified Person, notifies the Indemnified Person of such engagement, and assumes the payment of all fees and expenses of such counsel, in which event, except as provided below, Client will not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such action or proceeding, other than reasonable costs of investigation. Any Indemnified Person will have the right to participate in any action or proceeding the defense of which Client will have so assumed, and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Person unless (i) Client and such Indemnified Person will have agreed in writing to the retention of such counsel, (ii) the named parties to any such action or proceeding (including any impleaded parties) include Client and such Indemnified Person and representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Person, present a conflict of interest or be inappropriate due to actual or potential differing interests between Client and such Indemnified Person, in each case under applicable rules of professional ethics, or (iii) Client shall not have assumed the defense of any action or proceeding and employed counsel reasonably satisfactory to such Indemnified Person (such approval not to be unreasonably withheld, conditioned, or delayed) in a timely manner.

Client’s indemnification, reimbursement, and contribution obligations hereunder will be in addition to any liability which Client may otherwise have, and will not be limited by any rights tZERO or any other Indemnified Person may have at common law or otherwise and will survive the termination or completion of the engagement contemplated by the Agreement.  Client consents to personal jurisdiction and service and venue in any court in which any claim that is subject to indemnification hereunder is brought against tZERO or any other Indemnified Person.

Capitalized terms used but not defined in this Schedule A-2 will have the respective meanings ascribed thereto in the Agreement to which this Schedule A-2 is attached.

In the event Client proposes to engage in any sale, distribution or liquidation of all or a significant part of its assets, or any merger or consolidation and Client is not to be the surviving or resulting corporation or entity in such merger or consolidation, Client will give prompt prior notice thereof to tZERO and will make proper provision in a manner reasonably satisfactory to tZERO so that Client’s obligations hereunder are expressly assumed by the other party or parties to such transaction.

EXHIBIT B

PRIMARY ISSUANCE PLATFORM

This Exhibit (“Exhibit”) is entered into by tZERO Technologies, LLC, having an address for purposes of notice of: 299 S MAIN ST STE 2270 SALT LAKE CITY, UT 84111-1919 (for purposes of this Exhibit and the Agreement formed by this Exhibit, “tZERO”) and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions).  By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions (collectively, “Agreement”).

The Agreement specifies the terms and conditions applicable to the delivery, and Client’s access to and use, of a Client-branded online platform operated by Client (“Primary Issuance Platform”) with the functionality set forth on Schedule B-1 (for purposes of this Exhibit and including any support services set forth on Schedule B-1, the “Purchased Services”).

For purposes of the Agreement all references to “tZERO” in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a “party” or the “parties” refer collectively and interchangeably to Client and such tZERO entity.  To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

In consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1.BACKGROUND.  Customer wishes to obtain access to the Purchased Services for Client and its agents, including its intermediary, broker-of-record or placement agent for Regulation A Offering of the Client’s common stock (the “Offering”), tZERO Securities, LLC (together with its successors and assignees, the “Broker”), to use the Primary Issuance Platform the Client’s Offering.  This Agreement includes the terms under which tZERO will make the Purchased Services available to Client for use through the Primary Issuance Platform through a set of interfaces identified by tZERO (“APIs”).

2.TERM.  This Exhibit shall commence on the on the effective date of this Exhibit and shall end upon the earlier of (i) all conditions of the Offering being met and the final closing date of the Offering as agreed by Client and tZERO or (ii) on any date following the 90-day anniversary of the launch of the Offering, upon 30 days advance written notice termination by either party and the payment of any Fees by Client due to tZERO (the “Term”). The parties may also terminate this Exhibit pursuant to Section 19.1(c) of the Terms and Conditions.

3.LICENSE TO ACCESS AND USE. Subject to Client remaining in compliance with this Agreement, tZERO will grant Client and its Broker the right to access and use the Primary Issuance Platform. All rights of Client and its Broker to access and use the Primary Issuance Platform are non-exclusive, non-transferrable, and non-sublicensable. Client will remain solely responsible for all access to and use of the Primary Issuance Platform by and on behalf of Client or any users and for all access and use of the Primary Issuance Platform. Except as expressly stated in this Section, tZERO grants Client no rights or licenses hereunder in or to any technology or services, whether by implication, estoppel, or otherwise. Client acknowledges and agrees the all or part of the Platform may be sublicensed from other third-party vendors.

4.ACCESSIBILITY.  Access to the Primary Issuance Platform is provided solely through the APIs.  Client is solely responsible for enabling the Primary Issuance Platform to interface directly with all applicable APIs to enable the Primary Issuance Platform to be accessible through the Client’s website to prospective investors.  Client will remain solely responsible for all access to the APIs and all access to and use of the Primary Issuance Platform.  tZERO may update the APIs upon notice to Client.  Client is responsible for any updates to the Primary Issuance Platform required to maintain compatibility with any such updates to the APIs.

5.TESTING.  Prior to making the Primary Issuance Platform available for use (whether commercially or for evaluation purposes), Client will self-test the Primary Issuance Platform to ensure that it operates properly with the APIs; provided, tZERO shall have the right, but not the obligation, to certify Client’s API access through a tZERO operated certification test.  Client will not provide access to or use of the Primary Issuance Platform to any third party prior to providing tZERO with confirmation that the Primary Issuance Platform has successfully completed such testing.  tZERO may, in its sole discretion, conduct additional testing to prior to allowing the Primary Issuance Platform to be made available for use and prior to enabling the Purchased Services to be made available to Client for use through the Primary Issuance Platform.  tZERO may suspend the Purchased Services and use of the Primary Issuance Platform, and require Client to cease operation of the Primary Issuance Platform, upon notice if tZERO reasonably believes that the Primary Issuance Platform fails to comply with this Agreement or Applicable Law.

6.IMPLEMENTATION SERVICES.  tZERO will provide Client with the assistance specified in Schedule B-1 with respect to the implementation of the Primary Issuance Platform, provided that Client is solely responsible for all operation and hosting of the Primary Issuance Platform, including setting the terms of access and use, the content of the Primary Issuance Platform and compliance with applicable laws.

7.BRANDING.  The Primary Issuance Platform will be branded with agreed-upon Client branding using the trademarks and service marks of Client specified in writing to tZERO (“Client Branding”).  Notwithstanding the foregoing, tZERO will be permitted to retain a “Powered by tZERO” (or similar) image and link within the Primary Issuance Platform.  Client grants to tZERO such rights to use the trademarks and service marks included in the Client Branding as are necessary for tZERO to apply the Client Branding to the Primary Issuance Platform and provide the Primary Issuance Platform as specified under this Agreement, provided, however, that tZERO use of such Client Branding shall be in accordance with any reasonable Client trademark usage guidelines as provided in advance to tZERO.

8.DEMONSTRATION.  tZERO has demonstrated the Purchased Services to Client and delivered to Client an electronic version of such demonstration and/or a list of sample screen shots (the “Demonstration Version”). At the time of delivery to Client, the Purchased Services will have substantially the same “look and feel,” features, and functionality of the Demonstration Version and no fewer features and no less functionality than the versions of the comparable product delivered to other customers of tZERO, except for features and functionality separately specified and purchased by other customers.

9.DELIVERY DATE. The Primary Issuance Platform shall be deemed to be delivered on the date that (i) the Primary Issuance Platform has the functionality described in Schedule B-1, (ii) Client is able to access the Primary Issuance Platform in a staging environment, which is readily deployable to a production environment, and (ii) tZERO notifies client that the delivery date has occurred in writing.

10.SUPPORT. tZERO shall provide ongoing support services as part of the Purchased Services set forth on Schedule B-1. tZERO shall provide such additional support and assistance to Client with respect to the Purchased Services as the parties shall mutually agree in writing from time to time.

11.EXCLUSIVITY. Client agrees (i) not to use or recommend any other technology platform for the raising of capital for the 2-year period following the Effective Date and for so long as this Agreement is in effect and (ii) due consideration exists in the pricing provided hereunder the investment of time and resources tZERO makes in partnering with the Client.

12.RESTRICTIONS. Client shall not: (1) decompile or reverse engineer the Primary Issuance Platform or Purchased Services or otherwise attempt to obtain the source code for the Platform; (2) sublicense or allow any other person to use the Primary Issuance Platform or Purchased Services, except pursuant to the normal operation of the Primary Issuance Platform (e.g., to list [projects] [campaigns]); (3) use the name or proprietary logo(s) of tZERO without tZERO’s prior written consent; (4) use the Purchased Services for any purpose other than the operation of the Primary Issuance Platform; (5) use the Primary Issuance Platform or Purchased Services in a manner that interferes with the operation thereof by tZERO or the use thereof by any other tZERO customers; or (6) without giving at least 90 days’ notice to tZERO, commence development of an electronic platform for the purpose of offering such electronic platform to other portals, in competition with the Primary Issuance Platform or any Purchased Services.

13.FEES AND PAYMENT; EXPENSES.

13.1.In General. The fees and other charges of tZERO are set forth on Schedule B-1 to this Exhibit.

13.2.Payment. Payment of the amounts due to tZERO shall be made in accordance with Terms and Conditions and the payment schedule set forth on Schedule B-1 by wire transfer or other immediately-available funds.

13.3.Expenses. Subject to the Expense Cap and in accordance with Section 16.2 and 16.3 of the Terms and Conditions, Client shall reimburse tZERO for all expenses incurred in connection with the grant of access to the Primary Issuance Platform and the Purchased Services, including, by way of illustration and not limitation, all payment processor fees incurred as result of its investors funding investments through payment processors connected to the Primary Issuance Platform and charges for “know your customer”/”know your business” searches provided by third party vendors.

14.WARRANTIES; DISCLAIMER.

14.1.Limited Performance Warranty. tZERO warrants that the Purchased Services will perform substantially as demonstrated in the Demonstration and will be free of material errors or defects, and that all Purchased Services will be performed in a good and workmanlike manner. If Client believes that tZERO is in violation of this limited performance warranty, Client shall notify tZERO and tZERO shall use reasonable commercial efforts to correct any error or defect.  The foregoing shall be Client’s sole remedy, and tZERO’s sole obligation, for any violation of the warranty in this Section.

14.2.Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION, THE PRIMARY ISSUANCE PLATFORM AND PURCHASED SERVICES, AND ALL ASSISTANCE PROVIDED BY TZERO, INCLUDING ANY ACCOMPANYING MANUALS AND OTHER MATERIALS, ARE PROVIDED BY TZERO “AS IS,” WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR ANY WARRANTY THAT THE PRIMARY ISSUANCE PLATFORM OR PURCHASED SERVICES WILL BE ERROR-FREE OR OPERATE WITHOUT INTERRUPTION, OR THAT THE PRIMARY ISSUANCE PLATFORM OR PURCHASED SERVICES WILL MEET CLIENT’S REQUIREMENTS, AND ANY WARRANTIES IMPLIED BY LAW, BY THE COURSE OF DEALING BETWEEN THE PARTIES, OR OTHERWISE, ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

15.RESPONSIBILITY FOR OPERATION. The parties agree that Client, and not tZERO, is solely responsible for the operation of the Primary Issuance Platform. The role of tZERO is only to provide the Purchased Services. tZERO does not act as a fiduciary, business or legal advisor, or co-venture. Client is solely responsible for ensuring that the Primary Issuance Platform is operated in accordance with applicable laws, for monitoring the content displayed on the Primary Issuance Platform, and for establishing the terms of its relationships with users of the Primary Issuance Platform. tZERO is not responsible for any information or content displayed on or transmitted through the Primary Issuance Platform.

16.EFFECT OF TERMINATION. Upon any termination of this Agreement, the License shall terminate and Client shall have no further rights in or to the Purchased Services. Provided that Client has paid all amounts due and otherwise complied with all of its material obligations under this Agreement, tZERO shall provide Client, in a standard database format, with all of the Client’s data and other information at no additional charge.

FOR TZERO: TZERO TECHNOLOGIES, LLC	FOR CLIENT: C3 Bullion, Inc.
Signature: Name: Title: Date:	Signature: Name: Title: Date:

Effective Date:

SCHEDULE B-1

PURCHASED SERVICES

Functionality of the Primary Issuance Platform:

•Investor accessibility of offering materials prepared and provided by Client;

•Investor on-boarding and collection of investor information for review by Client and Broker in Primary Issuance Platform;

•Connectivity to payment processors for the purpose of funding investment commitments, with status of funding to accessible in the Primary Issuance Platform;

•Access to results of accreditation investor verifications for review by Client and Broker in Primary Issuance Platform;

•Electronic execution of Client subscription documentation by investors and Client;

•Connectivity to third-party AML vendors and accessibility of the results of all AML searches on all investors for review by Client and Broker in Primary Issuance Platform; and

•Tracking all investment commitments.

Support Services

tZERO shall respond to Client inquiries and requests related to the Purchased Services set forth above during the Offering.

Fees

Set-up Fee: $10,000, which shall be due upon the Effective Date, subject to additional fees for significant customization and recurring fee arrangements in the case of continuous or serial issuances.

Monthly Fee: $2,000 commencing on the launch of the Offering and continuing for the earlier of (a) the Term of this Exhibit or (b) the 12-month anniversary of the launch of the Offering. For the avoidance of doubt, tZERO and Client agree that the total Monthly Fee under this Exhibit shall not exceed $24,000.

Transaction Fee: $20 per investment commitment submitted to the Primary Issuance Platform.

Additional Services
Reconciliation Report (required for escrow disbursements - e.g., Reg CF)	$150.00
AML Searches - Individual*	$2.50
AML Searches - Corporation*	$25.00
Accredited Investor Verification – Individual	$50.00
Accredited Investor Verification – Corporation	$60.00

Transaction Payment Processing Fees:

•Secure Bank-to-Bank Payment: 2.0% of payment amount

•Credit Card Processing: 4.5% of payment amount

•Express/Digital Wire Transfers: 1.0% of payment amount

•Payment Refunds and Disputes: $50

•Failed Payment: $5

Except for the Set-up Fee, all incurred Fees under this Exhibit shall be invoiced to the Client monthly.

EXHIBIT C

ESCROW AGENT SERVICES FOR CONTINGENT OFFERING

This Exhibit (“Exhibit”) is entered into by tZERO Securities, LLC, having an address for notice of 30 Montgomery St, Suite 330, Jersey City, NJ 07302 (for purposes of this Exhibit and the Agreement formed by this Exhibit, “tZERO”) and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions).  By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions (“Agreement”).

The Agreement specifies the terms and conditions applicable to Client’s access to and use of tZERO escrow agent Services specified in this Exhibit (for purposes of this Exhibit, the “Purchased Services”).

For purposes of the Agreement all references to “tZERO” in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a “party” or the “parties” refer collectively and interchangeably to Client and such tZERO entity.  To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

In consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties agree as follows:

1.AGREEMENT.  The Agreement formed by this Exhibit sets forth the entire understanding and agreement of the parties with respect to the Purchased Services hereunder and all access to and use thereof.  The Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under this Agreement, but not as to the Purchased Services under any other Agreement.

2.DEFINITIONS.  All capitalized terms used in this Agreement and defined in the context in which they are used will have the meanings given to them herein and as prescribed below.  All other terms used in this Agreement will have their plain English meaning as commonly interpreted in the United States.

“Broker” means tZERO Securities, LLC.

“Business Days” means days when banks are open for business in the State of Delaware.

“Cash Investment” means the number of Securities to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Offering Materials.

“Cash Investment Instrument” shall mean an Automated Clearing House (“ACH”) or other instrument or form of payment of immediately available funds, made payable to, endorsed to or otherwise delivered to tZERO in the manner described in Section 5.1 hereof, in full payment for the Securities to be purchased by any Subscriber.

“Escrow Agent” means tZERO in its capacity as escrow agent hereunder.

“Escrow Funds” means the funds deposited with tZERO pursuant to this Escrow Agreement.

“Expiration Date” means the date so designated on Schedule C-1.

“Offerings” means each offering of the Securities by the Client conducted in accordance with and as described in the Offering Materials.

“Subscription Accounting” means an accounting of all subscriptions for Securities received and accepted by Broker as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number and address, the number and total purchase price of subscribed Securities, the date of receipt by Broker of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Broker, or other termination, for whatever reason, of such subscription.

“Successful Offering Notice” means a written notification, signed by Broker, pursuant to which the Broker shall represent (1) all closing conditions for the initial closing of the Offering or a subsequent closing of the Offering have been met, (2) that, to the best of Broker’s knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Cash Investment for the number of Securities to be issued at closing have been received, deposited with and collected by tZERO, and Broker has confirmed such Cash Investment Instruments have “cleared” pursuant to tZERO’s policies and procedures, (3) and that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (4) that the Subscribers have no statutory or regulatory rights of rescission without cause or all such rights have expired].

3.BACKGROUND.  Client has engaged Broker to act as broker/dealer of record for the sale of Client’s common stock (the “Securities”) in one or more offerings that are registered offering pursuant to the Securities Act of 1933, as amended, or exemption from registration. In accordance with the Client’s offering memoranda or circular (together with any updates, supplements, or amendments thereto) and related materials (collectively, the “Offering Materials”), subscribers to each Offering (the “Subscribers” and individually, a “Subscriber”) will be required to submit full payment for their respective investments at the time they enter into subscription agreements.  In accordance with the Offering Materials, all payments in connection with subscriptions for Securities shall be sent directly to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it thereon in accordance with the terms of this Escrow Agreement and in compliance with the Securities Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules.  In order to establish the escrow of funds and to effect the provisions of the Offering Materials, the parties hereto have entered into this Agreement.

4.APPOINTMENT OF AND ACCEPTANCE BY TZERO. Client and Broker hereby appoint tZERO to serve as Escrow Agent for each Offering, and tZERO hereby accepts such appointment in accordance with the terms of this Agreement.

5.DEPOSITS INTO ESCROW.

5.1.All Cash Investment Instruments shall be delivered directly to tZERO for deposit into the Escrow Account described on Schedule C-1 hereto. Each such deposit shall be accompanied by the following documents:

a.Subscriber’s name, social security number or taxpayer identification number, address and other information required for withholding purposes;

b.a Subscription Accounting; and

c.written instructions regarding the investment of such deposited funds in accordance with Section 6 hereof.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY tZERO OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST CLIENT UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO CLIENT IN ACCORDANCE WITH SECTION 6.1 HEREOF.

5.2.Broker and Client understand and agree that all Cash Investment Instruments received by tZERO hereunder are subject to collection requirements of presentment and final payment. Upon receipt, tZERO shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 6.1 hereof and tZERO’s clearing procedures for funds. If, upon presentment for payment, any Cash Investment Instrument is dishonored, tZERO’s sole obligation shall be to notify Broker of such dishonor and to return such Cash Investment Instrument to the Investor should tZERO have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by tZERO, Client shall immediately reimburse tZERO upon receipt from tZERO of written notice thereof.

Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, tZERO’s sole obligation shall be to notify Client and Broker, depending upon the source of the of the Cash Investment Instrument, of such fact and to return such Cash Investment Instrument to the Investor should tZERO have Investor information sufficient to effect such a return or to Broker should sufficient Investor information be unavailable.

5.3.All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of the Escrow Account and tZERO shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

6.DISBURSEMENTS OF ESCROW FUNDS.

6.1.Completion of each Offering. Subject to the provisions of Section 12 hereof, tZERO shall pay to Client the liquidated value of the Escrow Funds, by wire no later than one (1) business day following receipt of the following documents:

a.a Successful Offering Notice;

b.Subscription Accounting spreadsheet substantiating the sale of the Securities to be issued;

c.Instruction Letter (as defined below); and

d.Such other certificates, notices or other documents as tZERO shall reasonably require.

tZERO shall disburse the Escrow Funds by wire from the Escrow Account in accordance with joint written instructions signed by both the Client and Broker as to the disbursement of such funds (the “Instruction Letter”) in accordance with this Section 6.1. Notwithstanding the foregoing, tZERO shall not be obligated to disburse the Escrow Funds to Client if tZERO has reason to believe that (a) Cash Investment Instruments in full payment for that number of Securities equal to or greater than the Minimum Offering have not been received, deposited with and collected by tZERO, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice are incorrect or incomplete.

After the initial disbursement of Escrow Funds to Client pursuant to this Section 6.1, tZERO shall pay to Client any additional funds received with respect to the Securities, by wire, promptly after receipt. Additional disbursements shall be subject to the Client providing the following documentation:

(1) Subscription Accounting spreadsheet substantiating the sale of the Securities to be issued;

(2) Instruction Letter (as defined above) from Client; and

(3) Such other certificates, notices or other documents as tZERO shall reasonably require.

It is understood that any ACH transaction must comply with U.S. laws and NACHA rules. However, tZERO is not responsible for errors in the completion, accuracy, or timeliness of any transfer properly initiated by tZERO in accordance with joint written instructions occasioned by the acts or omissions of any third-party financial institution or a party to the transaction, or the insufficiency or lack of availability of your funds on deposit in an external account.

IN ALL CASES, TZERO SHALL NOT BE OBLIGATED TO DISBURSE THE ESCROW FUNDS TO CLIENT IF SUCH FUNDS HAVE NOT “CLEARED” IN ACCORDANCE WITH ITS INTERNAL POLICIES AND PROCEDURES.

6.2.Rejection of Any Subscription or Termination of the Offering.  No later than three (3) business days after receipt by tZERO of written notice (i) from Client that the Client intends to reject a Subscriber’s subscription, (ii) from Client, Broker that there will be no closing of the sale of Securities to Subscribers for an Offering, (iii) from any federal or state regulatory authority that any application by Client to conduct a banking business has been denied, or (iv) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Materials and has remained in effect for at least twenty (20) days, tZERO shall pay to the applicable Subscriber(s), by ACH , the amount of the Cash Investment paid by each Subscriber.

6.3.Expiration of Offering Period.  Notwithstanding anything to the contrary contained herein, if tZERO shall not have received a Successful Offering Notice on or before the Expiration Date for an Offering, tZERO shall, within three (3) business days after such Expiration Date and without any further instruction or direction from Broker or Client, return to each Subscriber, by ACH, the Cash Investment made by such Subscriber.

7.SUSPENSION OF PERFORMANCE OR DISBURSEMENT INTO COURT. If, at any time, (i) there shall exist any dispute between Broker, Client, tZERO, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of tZERO hereunder, or (ii) if at any time tZERO is unable to determine, to tZERO’s reasonable satisfaction, the proper disposition of all or any portion of the Escrow Funds or tZERO’s proper actions with respect to its obligations hereunder, or (iii) if Broker and Client have not within 30 days of the furnishing by tZERO of a notice of resignation pursuant to Section 9 hereof appointed a successor tZERO to act hereunder, then tZERO may, in its reasonable discretion, take either or both of the following actions: (a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of tZERO or until a successor to tZERO shall have been appointed (as the case may be) and/or (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to tZERO, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

tZERO shall have no liability to Broker, Client, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of tZERO.

8.ESCROW FUNDS.  The Escrow Funds will be held in a separate account for the benefit of subscribers to offerings on tZERO’s platform until the applicable contingency is met or the Offering expires or is terminated. tZERO may earn interest on Escrow Funds; however, neither the Client or subscribers to the Offering will have any right to such interest or earn any interest from the Escrow Funds.

9.RESIGNATION OF TZERO.  tZERO may resign and be discharged from the performance of its duties hereunder at any time by giving fifteen (15) business days prior written notice to the Broker and the Client specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Broker and Client jointly shall appoint a successor to tZERO hereunder prior to the effective date of such resignation. The retiring tZERO shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor tZERO, after making copies of such records as the retiring tZERO deems advisable. After any retiring of tZERO’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was escrow agent under this Agreement. Any corporation or association into which tZERO may be merged or converted or with which it may be consolidated shall be the escrow agent under this Agreement without further act.

10.LIABILITY OF TZERO.

10.1.tZERO undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. tZERO shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation the Offering Materials. tZERO shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that tZERO’s gross negligence or willful misconduct was the primary cause of any loss to the Client, Broker or any Subscriber. tZERO’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. tZERO shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. tZERO may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which tZERO shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall tZERO be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if tZERO has been advised of the likelihood of such loss or damage and regardless of the form of action. tZERO shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Offering Materials, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, tZERO shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Client, Broker and/or any Subscriber. tZERO shall not be responsible or liable in any manner for the performance by Client or any Subscriber of their respective obligations under any subscription agreement nor shall tZERO be responsible or liable in any manner for the failure of Client, Broker or any third party (including any Subscriber) to honor any of the provisions of this Agreement. tZERO may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any reasonable liability whatsoever in acting in accordance with the reasonable opinion or instruction of such counsel. Client shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

10.2.tZERO is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by tZERO of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, tZERO is authorized, in its reasonable discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if tZERO complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Notwithstanding the foregoing, tZERO shall provide the Client, Broker with immediate notice of any such court order or similar demand and the opportunity to interpose an objection or obtain a protective order.

11.INDEMNIFICATION OF TZERO.  From and at all times after the date of this Agreement, Client shall, to the fullest extent permitted by law, defend, indemnify and hold harmless tZERO and each director, officer, employee, attorney, agent and affiliate of tZERO (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Client, Broker whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement, the Purchased Services or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Client. The obligations of Client under this Section shall survive any termination of this Agreement and the resignation or removal of tZERO.

12.COMPENSATION TO TZERO.

12.1.Fees and Expenses.  Client shall pay tZERO all Fees in accordance with Schedule C-1 attached hereto. Subject to the Expense Cap in accordance with Section 16.2 and 16.3 of the Terms and Conditions, Client shall reimburse tZERO for all of its expenses incurred in connection with the Purchased Services, including, by way of illustration and not limitation, attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The obligations of Client under this Section 12 shall survive any termination of this Agreement and the resignation or removal of tZERO.

12.2.Disbursements from Escrow Funds to Pay tZERO.  tZERO is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Client’s rights thereto), the payment of the full amount of any Fees, and, subject to the Expense Cap, reimbursement of all incurred expenses, due and payable hereunder (including any amount to which tZERO or any Indemnified Party is entitled to seek indemnification pursuant to Section 11 hereof). Without limiting the foregoing, upon closing of the sale of any Securities to Subscribers, tZERO may disburse from the from the Escrow Funds any such Fees or incurred expenses due but unpaid prior to return of any remaining Escrow Funds to Client.  tZERO shall notify Client of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Client copies of all related invoices and other statements.

12.3.Security and Offset. Client hereby grants to tZERO and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Client’s rights thereto) to secure all obligations hereunder, and tZERO and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 11 hereof) against the Escrow Funds (only to the extent of Client’s rights thereto). If for any reason the Escrow Funds available to tZERO and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Client shall promptly pay such amounts to tZERO and the Indemnified Parties upon receipt of an itemized invoice.

13.REPRESENTATIONS AND WARRANTIES.

13.1.Each of Broker and Client respectively makes the following representations and warranties to tZERO:

a.It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

b.This Agreement has been duly approved by all necessary corporate action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

c.The execution, delivery, and performance of this Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Materials, has been properly described therein in all material respects.

d.It hereby acknowledges that the status of tZERO is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that tZERO has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of the investment therein and that the name of tZERO has not and shall not be used in any manner in connection with the offer or sale of the Securities other than to state that tZERO has agreed to serve as escrow agent for the limited purposes set forth herein.

e.All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

13.2.Client further represents and warrants to tZERO that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

13.3.Broker further represents and warrants to tZERO that the deposit with tZERO of Cash Investment Instruments hereof shall be deemed a representation and warranty by tZERO that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the amount of Securities set forth therein, subject to and in accordance with the terms of the Offering Materials.

14.IDENTIFYING INFORMATION. Client and Broker acknowledge that a portion of the identifying information set forth on Schedule C-1 is being requested by tZERO in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

15.TERMINATION. In addition to the termination provisions in the Terms and Conditions, upon the first to occur of the disbursement of all amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and tZERO shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

FOR ESCROW AGENT: tZERO SECURITIES, LLC	FOR CLIENT: C3 Bullion, Inc.
Signature: Name: Title: Date:	Signature: Name: Title: Date:
FOR BROKER: TZERO SECURITIES, LLC
Signature: Name: Title: Date:

Effective Date:

SCHEDULE C-1

1.Definitions.

a.“Expiration Date” means twelve months from the launch of each Offering.

2.ACH Instructions For tZERO SECURITIES, LLC

Institution:

ABA:

Account Name:

Account Number:

FFC: OFFERING NAME AND INVESTOR NAME

3.Fees: Escrow Administration Fee - $1,000 per Offering

The Escrow Administration Fee is payable upon execution of the escrow documents..

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when tZERO is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, will be billed separately.

EXHIBIT D

TOKENIZATION SERVICES

This Exhibit (“Exhibit”) is entered into by tZERO Technologies, LLC, having an address for notice of 299 S MAIN ST STE 2270 SALT LAKE CITY, UT 84111-1919 (for purposes of this Exhibit and the Agreement formed by this Exhibit, “tZERO”) and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions).  By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions (“Agreement”).

The Agreement specifies the terms and conditions applicable to Client’s access to and use of to perform technical and development services set forth one or more Service Orders (for purposes of this Exhibit, the “Purchased Services”).

For purposes of the Agreement all references to “tZERO” in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a “party” or the “parties” refer collectively and interchangeably to Client and such tZERO entity.  To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

1.BACKGROUND.

1.1.Client has issued, or plans to issue securities (within the meaning of Applicable Law) in one or more offerings (the “Securities”) meeting the requirements specified in this Agreement, (a) for which Client has engaged Vertalo, a U.S. Securities and Exchange Commission (“SEC”)-registered transfer agent (“Transfer Agent”) which is a licensee of, has access to, or has technology interoperable with  tZERO’s software for security position management on a distributed leger (“Security Position Management Software”) and (b) which has certain distributed ledger or blockchain functionality that may either (i) allow for a “Courtesy Carbon Copy” of certain of the Transfer Agent’s aggregated records pertaining to such security to be maintained by the Transfer Agent and viewable as a convenience to investors, but with no controlling effect, on a publicly or privately available cryptographically secured distributed ledger (such “Courtesy Carbon Copy”, the “Courtesy Carbon Copy”) or (ii) enable the Securities to be issued and/or transferred using distributed ledger or blockchain technology.

1.2.Client desires to engage tZERO to perform the Purchased Services governed by this Agreement (a) to assist the Transfer Agent, as requested and at the direction of the Transfer Agent, to either record the Courtesy Carbon Copy or to enable the Securities to be issued and/or transferred using distributed ledger or blockchain technology, in each case, as set forth in the applicable Service Order and (b) to develop the series of digital “smart contracts”, which is the set of rules to govern permission rights to change or update the record on the distributed ledger for the Courtesy Carbon Copy or Securities, as applicable, which also govern, among other things, changes to the Courtesy Carbon Copy or transactions and records maintained on a distributed ledger or blockchain for the Securities (the “Smart Contract”). The Smart Contract for the Securities will programmed as set forth in the applicable Service Order; provided, that the Smart Contract will be programmed so that Transfer Agent solely maintains the Courtesy Carbon Copy or the Issuer or Transfer Agent solely directs tZERO to make updates to records on a distributed ledger or blockchain with respect to a Security, as applicable (the “Smart Contract Specifications”).

1.3.tZERO is willing to provide such Purchased Services subject to the terms of this Agreement.

1.4.Both parties acknowledge and agree that (i) tZERO's sole obligation under this Agreement shall be to provide the Purchased Services as specified herein, (ii) such Purchased Services do not include, and under no circumstance shall tZERO be under any obligation to provide, any Prohibited Services (as defined below), which shall include any brokerage, investment banking, or underwriting services, recommendations, legal advice or investment advice to Client, and (iii) tZERO shall not be obligated to provide, nor deemed to provide, any services in addition to the Purchased Services, including any Prohibited Services.

2.AGREEMENT.  The Agreement formed by this Exhibit sets forth the entire understanding and agreement of the parties with respect to the Purchased Services hereunder and all access to and use thereof.  The Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under this Agreement, but not as to the Purchased Services under any other Agreement.

3.DEFINITIONS.  All capitalized terms used in this Agreement and defined in the context in which they are used will have the meanings given to them herein and as prescribed below.  All other terms used in this Agreement will have their plain English meaning as commonly interpreted in the United States.

3.1.“Background IP” means, with respect to each party, all materials, information, technology and Intellectual Property owned, acquired, licensed, created, conceived, developed, invented, or reduced to practice by or on behalf of that party prior to the Effective Date, or acquired, licensed, created, conceived, developed or reduced to practice by that party independent of this Agreement after the Effective Date, and all modifications, enhancements, corrections or improvements to, or any derivative works of, any of the foregoing.

3.2.“Client Materials” means the data, information and materials to be supplied to tZERO and/or the Securities Position Management Software by, or on behalf of, the Client and/or Transfer Agent regarding the Security, including the offering date of the Security, the size of the offering of the Securities, the ticker/trading symbol of the Securities, the issuer of the securities, the jurisdiction of the issuer of the securities, transfer restrictions applicable to the Securities, the registration date of the offering of the Securities (or the applicable exemption to registration under Applicable Law, shareholder registries and descriptions of the exemptions to securities trading (resale) requirements under Applicable Law and such other information or materials as are reasonably requested by tZERO in connection with performing the Purchased Services.

3.3.“Delivery Date” means the delivery date for the Smart Contracts specified in each Service Order.

3.4.“Developed IP” means those portions of the Smart Contract developed solely for purposes of a Service Order specifically for use by Client and not having any application outside of Client’s use as part of the Smart Contract, including all Intellectual Property therein.  For the avoidance of doubt, tZERO’s Background IP and any General IP shall not constitute Developed IP.

3.5.“General IP” means those portions of a Smart Contract developed under this Agreement having any application outside of Client’s use as part of the Smart Contract, including all Intellectual Property therein.  For the avoidance of doubt, tZERO’s Background IP shall not constitute General IP.

3.6.“Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory, or administrative authority, agency, or commission or any court, tribunal, or judicial or arbitral body, including the United States Securities and Exchange Commission and any self-regulatory organization (“SRO”) (as defined below) within or outside the United States having jurisdiction over Client or any of its subsidiaries or any property or asset of Client or any of its subsidiaries. The term “SRO includes all entities encompassed by Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”) and also includes each other board or body outside the United States that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies or investment advisers or other entities performing the same or similar activities.

3.7.“Intellectual Property” means all intellectual property and other proprietary rights throughout the world, including all rights in and to (a) registered and unregistered copyrights, including renewals, (b) registered and unregistered trademarks, service marks, trade names, and other proprietary identifying marks, (c) patents, patent applications, continuations, continuations in part, divisions, reissues, and foreign equivalents thereof, (d) trade secrets, know-how, and confidential information, as well as any other data or information which provides value of a competitive advantage to its holder by not being publicly known, (e) any domain names and associated IP addresses, (f) rights in data, datasets, and databases, (g) moral rights (whether or not registered), and (h) any similar, corresponding, or equivalent rights in or to any of the foregoing recognized under the laws of any jurisdiction anywhere in the world.

3.8. “Service Order” means a service order agreed to by the parties under this Agreement in accordance with the terms hereof.

4.SERVICE ORDERS.  All Purchased Services performed by tZERO under this Agreement will be strictly as set forth in Service Orders under this Agreement.  Following the Client’s delivery of the Client Materials to the tZERO, the parties will enter into the initial Service Order, which shall be governed by the terms of this Agreement.  Any additional Service Order will be as agreed to in writing by the parties and governed by the terms of this Agreement.  No Service Order will be valid or binding on either party unless signed by the authorized representatives of both parties.  Once signed by the authorized representatives of both parties each Service Order will become a part of this Agreement.  In the event of a conflict between the terms of a Service Order and the other terms of this Agreement, the other terms of this Agreement will control, except where a Service Order references a particular section of this Agreement or otherwise expressly indicates it is intended to control.  The parties agree to the initial Service Order attached hereto as Schedule D-1.

5.PURCHASED SERVICES.

5.1.Service Orders.  As set forth and agreed by the parties in any Service Order, tZERO shall perform the Purchased Services to design, develop and program, based upon the Client’s or Transfer Agent’s specifications, the Smart Contract(s) and, if requested, to assist the Transfer Agent, at their direction, to maintain records and record new records on a distributed ledger or blockchain.

5.2.No Additional Services.  tZERO is under no obligation to perform any services under this Agreement other than the Purchased Services.  Without limiting the foregoing, tZERO will not provide services, or advice or recommendations, to Client with respect to the structure or content of any securities and/or Client’s offering of securities or any Purchased Services in the future that tZERO is unable to provide under Applicable Law (“Prohibited Services”).  To the extent the scope of the Purchased Services hereunder include any Prohibited Services, or tZERO believes in its sole and reasonable discretion that a Governmental Authority would deem to include any Prohibited Services, the parties acknowledge and agree that the scope of Purchased Services shall be deemed modified to exclude any such Prohibited Services.

6.CLIENT MATERIALS AND SMART CONTRACT SPECIFICATIONS.

6.1.Client Materials.  Client shall provide tZERO with all Client Materials promptly following any request by tZERO and otherwise as a part of Client’s specifications for any Smart Contract.  Client acknowledges that any delay in providing any Client Materials may lead to a delay in applicable Purchased Services and postponement of the Delivery Date.

6.2.Smart Contract Specifications.  tZERO will have no obligation to perform Purchased Services or to develop Smart Contracts under this Agreement based on any specifications other than the Smart Contract Specifications, unless agreed upon in advance in writing by the parties.  Client acknowledges that a Smart Contract may be developed using third party specifications and open-source software. Client is solely responsible for confirming the applicability and suitability to Client of the Smart Contract Specifications (to include any third-party specifications and open-source software) under Applicable Law.

7.CHANGES.  Any changes, modifications, supplements, or additions to any Service Order, including the Client Materials or Smart Contract Specifications, require the prior written consent of tZERO, such consent to be given in tZERO’s sole discretion.  Any such changes, modifications, supplements, or additions to a Service Order or the Client Materials or Smart Contract Specifications may require changes to the applicable Fees and Delivery Date(s) under such Service Order.  tZERO may reject any request by Client for a change, modification, supplement, or addition to any Service Order that, in tZERO’s sole determination, tZERO is unable to implement in the development of a Smart Contract in compliance with the applicable Smart Contract Specifications or that may otherwise impermissibly enlarge the scope of the Purchased Services to include Prohibited Services. Upon written acceptance by tZERO of any such changes, modifications, supplements, or additions to a Service Order, the Service Order shall be deemed modified to include the same.

8.CONSENT TO INFORMATION SHARING.  Client hereby consents to the exchange of Client Materials between the Transfer Agent and tZERO. If the Client requests and/or the Transfer Agent directs tZERO to create or update distributed ledger or blockchain records applicable to the Courtesy Carbon Copy or the Securities on the Transfer Agent’s behalf, Client acknowledges and agrees that its Transfer Agent may transmit certain shareholder register information for the Securities to the Security Position Management Software for purposes of creating or updating, on behalf of the Transfer Agent, distributed ledger or blockchain records controlled by the Smart Contract and Client has directed its Transfer Agent to take such action.

9.ACCEPTANCE.

9.1.Acceptance.  As soon as reasonably practicable, but in any event within 30 days of Client’s receipt of any Smart Contract under a Service Order (the “Acceptance Testing Period”), Client may conduct such reasonable functionality tests, performance tests, and any other tests as desired by Client (in the reasonable and good-faith exercise of its judgment) to ensure that such Smart Contract substantially complies with the applicable Smart Contract Specifications. If Client, within the Acceptance Testing Period, determines that the Smart Contract does not substantially comply with the applicable Smart Contract Specifications, Client shall promptly notify tZERO in writing of the deficiency in such Smart Contract, and set forth in reasonable detail a non-compliance with the Smart Contract Specifications. tZERO shall, as promptly as reasonably practicable, assess such deficiencies and to the extent tZERO agrees with Client’s determination, it shall cooperate with Client in remedying  the Smart Contract so that it complies with applicable specifications.

9.2.Final Acceptance. Final acceptance by Client of the Smart Contract under a Service Order shall be deemed to occur upon the first to occur of the following events (“Final Acceptance”): (a) tZERO receives a notice of acceptance from Client; (b) use of Smart Contract by the Client (other than incident to the acceptance testing pursuant to Section 7.1) by or on behalf of Client (including by the Transfer Agent); (c) the expiration of the Acceptance Testing Period, unless Client has provided notice of non-compliance with the Smart Contract Specifications during such Acceptance Testing Period; or (d) tZERO’s delivery of a Smart Contract in compliance with applicable specifications.

10.REGULATORY REQUIREMENTS.

10.1.Compliance with Applicable Laws.

(a)Each Smart Contract is provided solely for use for lawful purposes as determined by the Client.  Client is solely and exclusively responsible for ensuring that Client, Transfer Agent and any Securities holder (if applicable), and Client’s receipt and such Client’s and/or Transfer Agent’s use of any Smart Contract, complies with, and does not cause tZERO or any third party to violate any Applicable Laws.

(b)Without limiting the foregoing, Client shall comply with any and all Applicable Laws and shall not cause tZERO to violate any Applicable Laws, including all Applicable Laws relating to the issuance, purchase, or sale of any securities, including that neither Client nor any “covered person” of Client is, or will be during the Term of the Agreement, a “bad actor” within the meaning of Rule 506(d) of Regulation D under the Securities Act of 1933, as amended.

(c)Client agrees and acknowledges that tZERO is under no obligation, and makes no representation or warranty that, the Purchased Services or the Smart Contract shall comply with any of the Client’s obligations with respect to the issuance of or secondary trading of the Securities under US federal securities laws, state “blue sky” laws or other Applicable Law.

(d)Client consents to the processing of Client Materials by tZERO and its agents to facilitate the subject matter of the Agreement, any Service Order, and the operation of any Smart Contract.  Client will obtain all required consents from third-parties applicable privacy and data protection laws before providing personal information to tZERO.

10.2.Regulatory Permits.  Client (1) has obtained, possesses, and shall maintain all necessary and adequate licenses, approvals, certificates, permits, clearances, authorizations, and consents required by any Applicable Laws and any other third party (“Authorizations”) to enter into this Agreement, to issue the Securities and to receive, deploy and use the Smart Contracts, and to perform its obligations under this Agreement (collectively, the “Regulatory Authorizations”) and (b) has not received notice that any Governmental Authority has taken, is taking or intends to take any action to limit, suspend, modify, or revoke any such Regulatory Authorizations.  Client is solely responsible for all costs and expenses associated with obtaining and maintaining all Regulatory Authorizations, including the cost of any renewals thereof or any fine or penalty assessed against or required of either party with respect to any Regulatory Authorization.

10.3.No Brokerage, Investment Banking, or Underwriting Services.  Client acknowledges and agrees that tZERO is not a registered broker-dealer, underwriter, investment bank, or investment adviser, and that tZERO is not providing brokerage, investment banking, or underwriting services, recommendations or investment advice to Client (or to any investor in Client’s Securities).  Client covenants and agrees that all such services, if any, will be provided to Client outside of this Agreement by a SEC-registered broker-dealer or other appropriately registered third party provider(s) with which Client will enter into a separate agreement, and tZERO is not responsible for any services provided by such other entity(ies).

10.4.Transfer Agent Obligations.  Client acknowledges and agrees that the Transfer Agent retains all responsibility for maintaining the official, controlling shareholder ledger for each Security for purposes of Applicable Law and for performing all other responsibilities of the Transfer Agent as the SEC registered transfer agent of Client and tZERO shall have no obligation or liability to Client or any third party for any such responsibilities.

11.OWNERSHIP AND LICENSES.

11.1.Ownership.

(a)Background IP.  Each party shall remain the sole and exclusive owner of all right, title, and interest in and to its Background IP, including all Intellectual Property therein and related thereto.

(b)Developed IP.  Any Developed IP shall be owned by Client, and tZERO hereby assigns and agrees to assign all of its right, title, and interest in and to such Developed IP (excluding any Background IP and General IP) to Client.

(c)General IP.  Any General IP shall be owned and retained by tZERO.

11.2.Licenses.

(a)License to tZERO.

(i)Client hereby grants to tZERO, for the Term, a non-exclusive, non-transferable (except as permitted herein), worldwide right and license to use, modify, copy, display, perform, distribute and prepare derivative works of Client’s Background IP and any Developed IP as required to perform the Purchased Services and tZERO’s duties and obligations under this Agreement.

(ii)Client hereby grants to tZERO, for the Term, a non-exclusive, non-transferable (except as permitted herein), worldwide right and license to use Client Materials as required to perform the Purchased Services and tZERO’s duties and obligations under this Agreement.

(b)Licenses to Client.

(i)Client has the right to utilize the Smart Contract Specifications under terms of the open-source license applicable to the Specifications.

(ii)Other than the Smart Contract Specifications, tZERO hereby grants to Client, for the Term, a non-exclusive, non-transferable, worldwide right and license to use, modify, copy, display, perform, and distribute tZERO’s Background IP and any General IP solely in the form provided by tZERO as required for Client to utilize the Smart Contracts provided by tZERO in accordance with this Agreement.

(c)License to Client Marks.  Client hereby grants to tZERO, during the Term, a non-exclusive, worldwide, non-transferable (except as permitted herein) license and right to use the brands, trademarks, designs, logos and names of Client (the “Client’s Marks”) as required to perform its duties and obligations under this Agreement, or in connection with marketing and support materials related to the services of tZERO (including by publicly identifying Client as a Client of tZERO).

11.3.No Other Rights.  Each party acknowledges and agrees that, other than the licenses set forth herein, each party retains all right, title, and interest in and to the Intellectual Property of such party as specified herein.

11.4.Further Actions.  Each party agrees to execute such documents and take such other actions as may be reasonably requested by the other party (at no cost to such party) to evidence the other party’s ownership of any Intellectual Property as specified in this Section.

12.FEES AND PAYMENT; EXPENSES.

12.1.Fees.  The Fees for any Purchased Services under a Service Order shall be set forth in the Service Order for such Purchased Services.

12.2.Expenses. Subject to the Expense Cap, Client agrees to pay or reimburse tZERO for all (a) reasonable out-of-pocket costs and expenses incurred by tZERO in connection with the Purchased Services provided under this Agreement and (b) reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement (“Expenses”), each in accordance with the terms of this Agreement.

12.3.Payment.  All Fees and Expenses are payable regardless of whether Client issues any securities, including, without limitation, the Securities, and regardless of whether any investor invests in any securities of Client.  Neither tZERO nor any person affiliated with tZERO (other than a registered broker-dealer and its registered associated persons operating within the scope of their respective licenses, if applicable) will receive any compensation in connection with the purchase or sale of any security.

13.TERM.  The Term of this Agreement commences on the Effective Date and shall continue until terminated by either party upon 90 days prior written notice.

14.EFFECT OF TERMINATION.  Termination or expiration of this Agreement or a Service Order for any reason will not relieve the parties of any rights or obligations accruing prior to such termination or expiration.  Upon termination or expiration of this Agreement for any reason all licenses and other rights granted to each party under this Agreement will cease and each party will immediately return to the other party, or at the request of the other party, destroy, all Confidential Information of the other party under this Agreement in its possession or control, including all copies thereof.  In addition, upon termination or expiration of this Agreement, tZERO shall be entitled to payment, on or before the effective date of termination or expiration: (A) of any outstanding invoices or other amounts due and payable; (B) in respect of Purchased Services completed in accordance with this Agreement up to the date of termination or expiration, which shall be calculated based on the proportion of work that has been completed; and (C) for other services performed and other non-cancellable costs, as of the effective date of the termination or expiration, which have not been included on an invoice.  Upon the request of a party, an officer of the other party will certify in writing to such party’s compliance with the terms of this Section.

15.REPRESENTATIONS AND WARRANTIES.

15.1.By tZERO.   tZERO represents and warrants that the Smart Contract, when properly deployed and used in accordance with this Agreement, will substantially conform with the Smart Contract Specifications as of the date of delivery and will be free of material defects for a period of 90 days after the Delivery Date (the “Warranty Period”).  tZERO does not warrant that the Smart Contracts will be error-free or will be compatible with computer hardware or operating systems other than those specified in a Service Order.  Any notice of a violation of the foregoing warranty must be received by tZERO during the Warranty Period.  As tZERO’s sole obligation, and Client’s sole remedy, for any breach of the foregoing warranty, tZERO will repair or replace any portion of any Smart Contract that does not conform to the Smart Contract Specifications.

15.2.By Client.

(a)Client represents, warrants, and covenants to tZERO that: (i) any and all Client Materials or other information, provided by Client are and will remain complete, accurate, and current; and (ii) the use by tZERO of any Client Materials or other information, provided by Client hereunder, will not violate, misappropriate, or infringe upon any Intellectual Property or other right of any third party.

(b)Client represents, warrants, and covenants to tZERO that: (i) each Security is and will remain a security (within the meaning of Applicable Law) issued by Client; (iii) Client has authorized the Transfer Agent to (1) maintain the official, controlling shareholder register for each Security for purposes of Applicable Law acting as the SEC registered transfer agent for Client and (2) record and maintain each such “Courtesy Carbon Copy” or maintain ownership records related to the Security on a distributed ledger or blockchain on behalf of Client; (iv) the Transfer Agent will act solely as the agent for Client in recording each such “Courtesy Carbon Copy”  or other ownership records to a distributed ledger or blockchain or other corporate actions (if applicable) and not on behalf of any undisclosed third parties; and (v) there is no action, suit, or proceeding pending or threatened against Client or any of its affiliates or representatives that brings into question the validity of the transactions contemplated by this Agreement or that could impair the consummation of this Agreement or the transactions contemplated hereby.

(c)Client covenants and agrees that Client will not itself, nor will it permit or allow any of its affiliates or representatives to, purchase, source, procure, or otherwise obtain from any third party, any products or services similar to, or competing with those contemplated under this Agreement.

(d)Client shall notify and consult with tZERO prior to the Securities trading on any regulated trading venue so tZERO may confirm any needed technical specification or integration work needed for the Smart Contract to be integrated with the technology of the trading venue and/or its participants; provided such additional services will be provided in tZERO’s sole discretion.

16.DISCLAIMER.  EXCEPT AS EXPRESSLY SPECIFIED IN SECTION 15, ALL PURCHASED SERVICES AND SMART CONTRACTS AND ANY INFORMATION PROVIDED OR MADE AVAILABLE BY TZERO TO CLIENT UNDER THIS AGREEMENT (“ITEMS”) ARE PROVIDED “AS IS” AND WITHOUT ANY WARRANTY WHATSOEVER.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, TZERO EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND WHATSOEVER RELATING TO THE ITEMS, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. TZERO DOES NOT WARRANT THAT THE ITEMS WILL BE ERROR-FREE, SECURE, BE PROVIDED (OR MADE AVAILABLE) WITHOUT INTERRUPTION, OR WILL MEET CLIENT’S REQUIREMENTS. TZERO MAKES NO WARRANTIES OR REPRESENTATIONS REGARDING ACCURACY OF INFORMATIONAL CONTENT OR SYSTEM INTEGRATION, OR THE APPROPRIATENESS OF ANY MATERIALS PROVIDED OR MADE AVAILABLE BY TZERO FOR ANY PARTICULAR SYSTEM OR USE.

17.REGULATORY ACKNOWLEDGMENT.  tZERO is not, and Client acknowledges that tZERO is not, a registered broker-dealer, underwriter, investment bank, or investment adviser, and it is not providing brokerage, investment banking or underwriting services, recommendations or investment advice to Client and/or with respect to Client’s securities (including any Security), and tZERO will provide no recommendations or advice to investors and potential investors regarding an investment in Client’s securities (including any Security).  Client acknowledges and agrees that it is solely responsible for the structure of any securities offering of Client’s securities that may include any Security, and Client represents and warrants that it has consulted with its own investment and other advisors (including tax advisors), underwriters, and investment bankers with respect to any offering of its securities, including any Security.  tZERO is not, and Client acknowledges that tZERO is not, endorsing Client or soliciting investments in Client’s securities, including any Security. Furthermore, tZERO is not, and Client acknowledges and agrees that tZERO is not, responsible for any statements, misstatements or omissions made by Client in connection with its use of the Purchased Services and any Security, including any statements, misstatements or omissions in any Client Materials made available to investors and potential investors with respect to Client or any of its securities, including any Security.

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

FOR TZERO: TZERO TECHNOLOGIES, LLC	FOR CLIENT: C3 Bullion, Inc.
By:____________________________________ Name:_________________________________ Title:___________________________________ Date:___________________________________	By:____________________________________ Name:_________________________________ Title:___________________________________ Date:___________________________________

Effective Date:

SCHEDULE D-1

SERVICE ORDER (DIGITALLY ENHANCED SECURITIES)

1.CLIENT MATERIALS:

0.1.Issuer: C3 Bullion, Inc.

0.2.Securities:  Common Stock

0.3.Size of Class: 20,000,000 authorized, 9,675,000 interests issued and outstanding

0.4.Jurisdiction of Issuer: Delaware

0.5.Transfer Agent: Vertalo

1.DESCRIPTION OF THE PURCHASED SERVICES:  tZERO shall deploy a Smart Contract for the Courtesy Carbon Copy for the Securities named above, which will be pseudonymized for all personal identifiable information of the Client’s record holders on the Transfer Agent’s shareholder register.

2.SMART CONTRACT SPECIFICATIONS:  The Smart Contract shall govern the Courtesy Carbon Copy. The Smart Contract will be programmed so that so that the Courtesy Carbon Copy can only be updated at the direction of the Transfer Agent.

3.DELIVERY DATE: To be agreed by the parties in writing.

4.DELIVERABLES: tZERO shall make the Smart Contract requested under this Service Order available to the Issuer and Transfer Agent so the Transfer Agent may copy the Courtesy Carbon Copy to the distributed Ledger under this Service Order.

5.FEES AND PAYMENT: Client shall pay USD $25,000 in immediately available funds within 7 days following the Effective Date. Additional fees may apply for significant customization. All Fees will be paid by Client by wire transfer to the account designated by tZERO in writing.

EXHIBIT F

SECONDARY TRADING DUE DILIGENCE

This Exhibit (“Exhibit”) is entered into by tZERO Securities, LLC, having an address for notice of 30 Montgomery St, Suite 330, Jersey City, NJ 07302 (for purposes of this Exhibit and the Agreement formed by this Exhibit, “tZERO”) and the Client signing this Exhibit below.

Client has agreed to the Terms and Conditions (or, to the extent Client has not already agreed to the Terms and Conditions, by entering into this Exhibit, Client agrees to the Terms and Conditions).  By entering into this Exhibit as indicated below, Client and tZERO are entering into a separate agreement consisting of this Exhibit and the Terms and Conditions (“Agreement”).

The Agreement specifies the terms and conditions applicable to Client’s requested Diligence Review (as defined below) (for purposes of this Exhibit, the “Purchased Services”).

For purposes of the Agreement all references to “tZERO” in this Exhibit and the Terms and Conditions will refer to tZERO entity entering into this Exhibit and all references herein to a “party” or the “parties” refer collectively and interchangeably to Client and such tZERO entity.  To the extent of any conflict between this Exhibit and the Terms and Conditions, the Terms and Conditions will control, except to the extent this Exhibit expressly identifies a provision of the Terms and Conditions to be superseded by the Exhibit.

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

1.BACKGROUND.  tZERO owns and operates an alternative trading system (the “ATS”) that has filed a Form ATS with the Securities and Exchange Commission (“SEC”). The ATS is a closed system available only to its subscribers (“Subscribers”). As a FINRA-registered broker-dealer, tZERO has the right to determine which securities may be traded on the ATS by Subscribers. In order to promote a fair, orderly, and efficient platform for the trading of securities on the ATS, tZERO conducts due diligence of any securities proposed to be traded on the ATS, as well as the issuer of those securities (a “Diligence Review”). The purpose of a Diligence Review is to (1) uncover any facts or circumstances about an issuer or its security that, were a Subscriber to facilitate trading of, or trade, the security on the ATS, would pose an inordinate amount of legal or reputational risk to tZERO or its Subscribers, and (2) confirm that the security meets the technical specifications of the ATS.  Client has issued or plans to issue common stock (the “Security”) in one or more offerings exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Client desires to have the Security traded on the ATS and, therefore, desires that tZERO conduct a Diligence Review of Client and the Security.

2.AGREEMENT.  The Agreement formed by this Exhibit sets forth the entire understanding and agreement of the parties with respect to the Purchased Services hereunder and all access to and use thereof.  The Agreement supersedes all prior or contemporaneous communication and proposals (whether oral, written, or electronic) between the parties solely with respect to the Purchased Services under this Agreement, but not as to the Purchased Services under any other Agreement.

3.DEFINITIONS.  All capitalized terms used in this Agreement and defined in the context in which they are used will have the meanings given to them herein and as prescribed below.  All other terms used in this Agreement will have their plain English meaning as commonly interpreted in the United States.

4.DILIGENCE REVIEW, EXECUTING BROKER AND OTHER SERVICES.

4.1.Initial Diligence Review. As soon as practicable after the Effective Date, and subject Client’s payment of all Fees hereunder, tZERO shall conduct an initial Diligence Review of Client and the Security (“Initial Diligence Review”). In connection with the Initial Diligence Review, Client shall provide true and complete copies of the documents set forth on Schedule F-1, an executed officer’s certificate attached as Exhibit A (the “Officer’s Certificate”) and an opinion of counsel in a form reasonably satisfactory to tZERO. In addition, Client shall provide as soon as practicable any additional documentation that may be reasonably requested by tZERO as part of the Initial Diligence Review. The documents set forth on Schedule F-1, the Officer’s Certificate, any additional documentation provided by Client pursuant to this Section, and any information obtained during the course of an interview conducted pursuant to this Section are referred to collectively as the “Diligence Materials”.  The Initial Diligence Review will be completed and tZERO’s review of Client will move to the Inordinate Risk Review (as defined below) if tZERO determines that Client is in good standing in its jurisdictions of organization, confirms that Client has provided a complete Officer’s Certificate, and confirms that all documentation set out in Schedule and such other documentation as tZERO may have requested, has been provided.

4.2.Inordinate Risk Review.  Upon completion of the Initial Diligence Review, tZERO will determine, in tZERO’s sole and absolute discretion, whether there are existing facts or circumstances about Client or the Security that, were a Subscriber to the ATS to facilitate trading of the Security on the ATS, would pose an inordinate amount of legal or reputational risk to tZERO or its Subscribers (such view, an “Inordinate Risk Review”) and whether the Security meets the technical specifications of the ATS. tZERO may rely on the Diligence Materials in making its Inordinate Risk Review, and may request such additional materials and documentation as it deems necessary in its sole and absolute discretion. To assist tZERO in its Inordinate Risk Review, Client shall provide tZERO with the opportunity to interview appropriate members of Client’s management, counsel, auditors, financial advisors, transfer agents, or other representatives. Any such interviews will be on dates and at times as mutually agreed by the parties. tZERO shall notify Client whether or not the Inordinate Risk Review indicates that Client and the Security pose an inordinate risk to tZERO or its Subscribers. tZERO shall likewise notify Client whether the Security meets the technical specifications of the ATS.  tZERO shall use commercially reasonable efforts to complete the Initial Diligence Review and Inordinate Risk Review within sixty (60) days after the date Client has delivered to tZERO all of the Diligence Materials but shall in no event be liable for any delay in completing the Initial Diligence Review and Inordinate Risk Review.  Absent a determination that Client and the Security pose an inordinate risk, and provided that the Security meets and continues to meet the technical specifications and trading qualifications of the ATS, tZERO does not expect to deny a Subscriber’s request to facilitate the trading of the Security on the ATS.

4.3.Confirmatory Diligence Reviews.  Following each 6 months after the date the Security first trades on the ATS and as tZERO may otherwise request from time to time, and subject to Client’s payment all Fees hereunder, tZERO shall conduct a confirmatory Diligence Review in order for tZERO to confirm that there have been no material changes to Client or the Security that would change the results of the Initial Diligence Review and Inordinate Risk Review (“Confirmatory Diligence Review”). In addition, tZERO shall have the right to conduct interim Confirmatory Diligence Reviews from time to time, including as a result of a notification by Client pursuant to Section 5.2.  In connection with each Confirmatory Diligence Review, Client shall provide true and complete copies of any Diligence Materials that have changed since the most recent Diligence Review (whether the Initial Diligence Review or a Confirmatory Diligence Review), including a new Officer’s Certificate. In addition, Client shall (1) provide as soon as practicable any additional documentation that may be reasonably requested by tZERO as part of each Confirmatory Diligence Review, including updated financial statements and (2) provide tZERO with the opportunity to interview appropriate members of Client’s management, counsel, auditors, financial advisors, transfer agents, or other representatives for purposes of each Confirmatory Diligence Review. Any such interviews will be on dates and at times as mutually agreed by the parties. tZERO shall use commercially reasonable efforts to complete each Confirmatory Diligence Review within thirty (30) days after the date Client has delivered to tZERO all of the updated Diligence Materials for the applicable Confirmatory Diligence Review but shall in no event be liable for any delay in completing the Confirmatory Diligence Review.  Upon completion of each Confirmatory Diligence Review, tZERO shall inform Client whether, as of the completion of the applicable Confirmatory Diligence Review, tZERO has determined that Client and the Security pose an inordinate risk and whether the Security meets the technical specifications of the ATS. If asked by a Subscriber, tZERO may, in its sole discretion, inform the Subscriber whether tZERO has determined that an inordinate risk exists and whether the Security meets the technical specifications of the ATS.

4.4.Review of Findings. If tZERO determines that an inordinate risk exists, then at the request of Client within thirty (30) days of such determination, tZERO shall consider in good faith any mitigating facts and circumstances that Client presents to tZERO. Within thirty (30) days of the request, at its sole discretion, tZERO may (but will not be obligated to) withdraw its determination that an inordinate risk exists. In the event of any withdrawal, tZERO shall promptly inform any Subscriber previously informed that an inordinate risk exists that such determination has been withdrawn.

4.5.Fees.  tZERO’s obligation to conduct any Diligence Review (Initial Diligence Review, Inordinate Risk Review, or Confirmatory Diligence Review), cease the quotation of the Security or to perform any other services requested by Client is subject to payment in full in immediately available funds of the fees set forth in Schedule H-2, which are due on the dates set forth therein (the “Fees”). Client’s obligations under this Section 3.5 are not predicated on the outcome of a Diligence Review, and Client shall not be entitled to a refund of any Fees previously paid because tZERO determines that inordinate risk exists. tZERO shall have the right to increase Fees upon thirty (30) days’ prior written notice no more than once per year any time after the first anniversary of the Effective Date.

4.6.Other Services.  Client acknowledges that if its Securities are permitted to be quoted on the ATS, subject to the Diligence Review set forth herein, its Securities will be available for trading on tZERO’s online platform for secondary trading and custodied by tZERO for its customers. To the extent Issuer requests that tZERO arrange for customized trading structures or to process any corporate action, Issuer acknowledges and agrees that these services may be subject to a separate arrangement and fees as specified by tZERO on a case-by-case basis.

5.CLIENT ACKNOWLEDGMENTS. Client understands and acknowledges the following:

5.1.A Diligence Review is not a determination by tZERO as to whether the Security is a worthwhile investment or that Client is a viable enterprise. tZERO is not endorsing Client or soliciting investments in the Securities. Without limiting any provision in this Agreement, Client may not make any public disclosure or issue, distribute, or file any announcement, prospectus, offering document, or press release relating to this Agreement or the matters contemplated hereby unless specifically agreed to in advance in writing and at tZERO’s sole discretion.

5.2. Except as otherwise expressly provided in this Agreement, all aspects of a Diligence Review (Initial Diligence Review, Inordinate Risk Review, or Confirmatory Diligence Review), including its scope, staffing, timing, and procedure, will be at tZERO’s absolute discretion.

5.3.tZERO will assume and rely upon the accuracy and completeness of all Diligence Materials and other information supplied to tZERO by or on behalf of Client or otherwise reviewed or discussed with tZERO, and tZERO has no duty or responsibility to independently verify any Diligence Materials or other such information. Client’s failure to provide all requested Diligence Materials may result in a determination that inordinate risk exists.

5.4.tZERO makes no representation or warranty regarding a particular outcome of a Diligence Review. tZERO’s determination of whether inordinate risk exists or whether the Security meets the technical specifications of the ATS is in tZERO’s absolute discretion, and tZERO shall not be liable to Client for any such determinations.

5.5.tZERO may, in its sole and absolute discretion, prohibit Subscribers from facilitating the trading of the Security more than 6 months after a Diligence Review unless there has been a subsequent Confirmatory Diligence Review. tZERO will prohibit Subscribers from facilitating the trading of the Security upon a determination that inordinate risk exists and until a subsequent Diligence Review is completed without a determination that inordinate risk exists. tZERO will prohibit Subscribers from facilitating the trading of the Security if it does not meet the technical specifications of the ATS.

5.6.Even if a Subscriber agrees to facilitate the trading of the Security on the ATS, tZERO makes no representation or warranty that the Security can be successfully traded at any particular volume or price on the ATS (or elsewhere).

5.7.tZERO only admits securities for trading on the ATS, which (1) are equity of Client and (2) have traditional record of ownership held with an SEC registered transfer agent.

5.8.Client acknowledges and agrees that that all customer data collected by tZERO to facilitate secondary trading shall be the property of tZERO. Any requests for data and reports shall be subject to the Market Data Services Exhibit under this Agreement.

5.9.Client has determined that the ATS will be the sole venue for trading the Security. Client will not arrange for the Security to be listed, traded or quoted on a trading platform other than the ATS without the consent of tZERO (such consent not to be unreasonably conditioned, withheld or delayed). Client and ATS will work together into good faith to meet its liquidity objectives.

6.DUTY TO UPDATE. Client shall provide tZERO with a copy of all press releases and filings with any governmental agency or self-regulatory organization. In addition, Client shall promptly notify tZERO upon the occurrence or existence of any of the following events or circumstances:

6.1.Client fails to remain in good standing under the jurisdiction of its incorporation or organization.

6.2.Any offering of the Securities was either not registered under the Securities Act or, if not so registered, was not exempt from registration under the Securities Act and applicable state “blue sky” laws.

6.3.Client or any other Person listed in Rule 506 of Regulation D under the Securities Act (collectively, “Covered Persons”), becomes disqualified as a “bad actor” as defined in Rule 506(d).

6.4.Client or any Covered Person is named on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons list or any other sanctions lists administered by OFAC.

6.5.It comes to tZERO’s attention that Client or any Covered Person has ties to high-risk or other monitored jurisdictions.

6.6.The SEC, any state, or any self-regulatory organization initiates any proceedings alleging violation of applicable law or rules by any Covered Persons.

6.7.News items or other public sources indicate that Client or any Covered Person is under investigation or is rumored to have problems with its business conduct, such as engaging in fraud.

6.8.Client fails to comply with any requirements under federal law, including any filing deadlines established by the SEC.

6.9.Client undergoes corporate structural or operational changes, including a change in control of Client, merger, acquisition, business combination, or acquisition or disposition of significant assets.

6.10.Client takes any action that causes, or is reasonably likely to cause, the Security to cease meeting the technical specifications of the ATS.

6.11.Client experiences a cybersecurity incident they determine to be material, with such notification to include a description of the material aspects of the incident's nature, scope, and timing, as well as its material impact or reasonably likely material impact on Client.

6.12.Client changes its business purpose.

7.CLIENT DISCLOSURE STATEMENTS.  Prior to the Security being admitted for trading on the tZERO Securities, Client shall prepare and provide to tZERO and its Subscribers the information and financial statements set forth in Exchange Act Rule 15c2-11(b) under the Securities Exchange Act of 1934 (the “Exchange Act”), as well as any other information as may be needed to trade the Security in compliance with the Securities Act, the Exchange Act, any other applicable U.S. or state securities laws or the rules of the Financial Industry Regulatory Authority or other self-regulatory organization (together, “Applicable Securities Laws”) (as updated from time to time, the “Client Disclosure Packet”). Client agrees to deliver an updated Client Disclosure Packet to tZERO and its Subscribers (a) each time tZERO undertakes a Confirmatory Diligence Review, (b) each time the Client provides tZERO an update pursuant to Section 5.2 (a) – (k) of this Agreement and (c) as otherwise requested by tZERO or its Subscribers to trade the Security in compliance with Applicable Securities Laws. The information set forth in the Client Disclosure Packet shall be current as of the date provided to tZERO and its Subscribers, except as otherwise agreed to by tZERO. Client acknowledges and agrees that the Client Disclosure Packet shall NOT be Confidential Information and tZERO or its Subscribers may make any Client Disclosure Packet, or any portion thereof, available to the public. Each Client Disclosure Packet provided to tZERO and its subscribers shall contain all material non-public information with respect to the Security and Client provided to tZERO during the most recent Diligence Review.

8.TERM.  This Agreement is effective as of the Effective Date and will continue for an initial term of two (2) years (the “Initial Term”), unless earlier terminated pursuant to this Section. After the Initial Term, this Agreement will automatically renew for additional one-year periods (each, a “Renewal Term” and collectively, with the Initial Term, the “Term”) unless either party provides the other with written notice of its intent not to renew no less than thirty (30) days prior to the end of the then-current Initial Term or Renewal Term.

9.REPRESENTATIONS AND WARRANTIES.  Client represents, warrants, covenants, and agrees that

9.1.Client has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Materials and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of Client has been duly incorporated and is validly existing as a corporation in good standing (where such concept exists) under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction.

9.2.Client has an authorized capitalization as set forth in the Client Disclosure Packet and all of the issued shares of capital stock of Client have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Securities contained in the Client Disclosure Packet; and all of the issued shares of capital stock of each subsidiary of Client have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Client, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Client Disclosure Packet

9.3.The Security is an uncertificated equity security of Client.

9.4. It has engaged, or will engage, an SEC-registered transfer agent to serve as the registrar of record ownership of the Security

9.5.Except as otherwise agreed by tZERO in view of Applicable Securities Laws, trading of the Security on the ATS will not commence if the Security has not been authorized and outstanding for at least one (1) year.

9.6.Resales of the Securities will not be permitted by Affiliates of Client on the ATS without the express written consent of tZERO, in its sole discretion.

9.7.All Diligence Materials and other information provided to tZERO as part of its Diligence Review and any financial statements and other information provided to Subscribers, Subscribers’ clearing firm, and tZERO’s clearing firm, purchasers, or other market participants is true and correct in all material respects, (6) resales of its securities on the tZERO are permitted under all applicable U.S. securities laws.  (

9.8.The Client and its Affiliate shall not engage in any manipulative trading activity with respect to the Security.

9.9.The Client shall comply with all registration and reporting obligations with respect to the Security under all applicable U.S. securities laws.

9.10.Except as otherwise agreed by tZERO in view of Applicable Securities Laws, Client has completed the Standard Manual Exemption Listing of the Security in the Mergent Industrial and International Manuals & News Reports.

9.11.All information in each Client Disclosure Packet and representations or warranties provided or made by the Company to tZERO Securities or its subscribers are true and complete copies thereof, and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which those statements were made, not misleading

9.12.Each Client Disclosure Packet provided to tZERO Securities and its subscribers, as updated from time to time, contains all material non-public information with respect to the Security and the Client provided to tZERO Securities through the course of its initial diligence review and, as applicable, subsequent Confirmatory Diligence Reviews of the Security and the Client.

9.13.The Client Disclosure Packet will be updated on a bi-annual basis to include all material non-public information with respect to the Security and the Client provided to tZERO Securities during each Confirmatory Diligence Review.

9.14.All agreements and legal opinion letters provided by the Client to tZERO are true and complete copies thereof, were in full force and effect on and as of the date thereof, and have not been subsequently amended, modified, terminated, or repealed, and no proceedings for the amendment, modification, termination, or rescission thereof are pending.

9.15.tZERO is authorized to contact and discuss the Client and the Security with each of the Company’s advisors identified in writing by the Client.

9.16.No procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Client or its governing body that would result in the Client’s liquidation, dissolution, or winding-up.

9.17.The Security was not issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins,” and “tokens.” The blockchain functionality related to the Security is limited to a courtesy carbon copy of the shareholder register for the Security available on a distributed ledger or blockchain.

9.18.No procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Client or its governing body that would result in the Client’s liquidation, dissolution, or winding-up.

9.19.Client is not delinquent in filing any reports with the SEC, as required under applicable law.

9.20.Client is not subject to an order of the SEC denying, suspending or revoking registration of a class of its securities within the past five (5) years.

9.21.For all offerings of the Security in reliance on Regulation D, Client (i) has filed a Form D with the SEC within 15 days after the first sale of Securities, (ii) confirms such offerings did not be integrated with any other offerings of the Security, (iii) took reasonable steps to ensure all purchasers in such offerings were not underwriters, (iii) represents Neither the Client nor any of its affiliates, directors, executive officer, or beneficial owners of 5% or more of the Client’s voting equity qualify as “bad actors” under Rule 506(c) of Regulation D under the Securities Act of 1933.

9.22.For all offerings of the Security in reliance on Regulation D, Rule 506(b), Client (i) took steps to ensure no more than 35 non-accredited investors have participated in each offering and that all other investors were be “accredited investors” within the meaning of Rule 501(a) under the Securities Act, as permitted by the JOBS Act, (ii) for each purchaser that was not an accredited investor, reasonably believes that each such purchaser (alone or with his or her purchaser representative(s)) of the Securities had such knowledge and experience in financial and business matters and that he or she was capable of evaluating the merits and risks of the investment in the Securities, (iii) has furnished to each purchaser of the Securities the information required by Rule 502(b) of Regulation D, (iv) has taken reasonable steps to ensure purchasers in the offering of the Securities were not underwriters, and (v) confirms there has been no general solicitation or general advertising in such offerings of the Security.

9.23.For all offerings of the Security in reliance on Regulation A, Client represents (i) the aggregate price attributable to the Securities of selling security holders does shall not exceed 30% of the Offering price of a particular offering or any subsequent Regulation A offering that is qualified within one year of the qualification date of the Offering, (ii) if the such offering is made as a Tier I offering, the offering (plus the gross proceeds for securities sold pursuant to other offering statements within the past 12 months) does not exceed $20 million, including not more than $6 million offered by all selling security holders that are affiliates of the Client,(iii) if the such offering is made as a Tier II offering, the Offering does shall not exceed $75 million, including not more than $22.5 million offered by all selling security holders that are affiliates of the Client and the aggregate price paid for sales to non-accredited investors is shall not be more than 10% of the greater of the purchaser’s annual income or net worth (if a natural person) or revenue or net assets for such purchaser’s most recently completed fiscal year end (if a non-natural person), and (iii) neither the Client nor any of its affiliates, directors, executive officer, or beneficial owners of 5% or more of the Client’s voting equity are not subject to disqualification under Rule 262.

9.24.For all offerings of the Security in reliance on Regulation Crowdfunding, Client represents (i) the aggregate amount of securities sold to all investors by Client under Regulation Crowdfunding in the 12 months preceding such offering did not exceed $5 million, (ii) each investor in such offerings was either “accredited investor” within the meaning of Rule 501(a) under the Securities Act or the aggregate amount of securities sold to such investor across all issuers in reliance on Section 4(a)(6) does not (or will not) exceed either: (i) the greater of $2,500 or 5% of the greater of the investor’s annual income or net worth, if either the investor’s annual income or net worth is less than $124,000; or 10% of the greater of the investor’s annual income or net worth (not to exceed an amount sold of $124,000) if both the investor’s annual income and net worth are equal to or more than $124,000, (iii) its intermediary made its investor-education information available to all investors, (iv) at the time of such offerings it was not required to file reports pursuant to section 13 or section 15(d) of the Exchange Act, (v) at the time of such offerings it was not an investment company as defined in section 3 of the Investment Company Act, and was not excluded from the definition of investment company by section 3(b) or section 3(c) of the Investment Company Act, (v) it has a specific business plan or purpose, and has not indicated that its business plan is to merge with or acquire an unidentified company or companies and (vi) at the time of such offerings it was not ineligible under Rule 503 of Regulation Crowdfunding and (vi) each offering complied with the requirements of Section 4A(b) and Regulation Crowdfunding, and Client has established means to keep accurate records of the holders of Security. Client is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Materials, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. Further, Client does not, and any entity managing Client does not, meet the criteria of an “investment adviser” as defined under Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

9.25.Client represents that either (a) it is not currently, and has not been at any time within the prior five years, a real property holding company within the meaning of section 897 of the U.S. Internal Revenue Code of 1968, as amended (the “Code”), and as such the stock of the Issuer is not a U.S. real property interest and is not subject to FIRPTA withholding; or (b) the Issuer represents that is qualifies as a domestically-controlled REIT within the meaning of Section 897(h)(2) of the Code, and as such the stock of the Issuer is not subject to FIRPTA withholding.

The parties, intending to be legally bound by the terms of this Agreement, have executed this Agreement by their respective authorized representatives as of the Effective Date.

FOR TZERO: TZERO Securities, LLC	FOR CLIENT: C3 Bullion, Inc.
Signature: Name: Title: Date:	Signature: Name: Title: Date:

Effective Date:

SCHEDULE F-1

PRELIMINARY DOCUMENTATION TO BE SUBMITTED BY CLIENT

⧠Complete certificate or articles of incorporation (with all amendments, including corporate name changes in the last five years) for Client and each of its subsidiaries, certified by the Secretary of State of Client’s or its subsidiary’s state of incorporation, or the equivalent certified document if Client or subsidiary is a limited liability company (“LLC”) or other non-corporate entity, or a foreign entity.

⧠Client’s complete bylaws, as amended to date. If Client is an LLC, Client’s operating or LLC agreement. If Client is another type of entity, the equivalent document.

⧠Written shareholder or member agreements (if any), as amended to date, and summaries of any oral agreements.

⧠A good standing certificate from Client’s and each subsidiary’s jurisdiction of incorporation or organization, obtained any time within the past thirty (30) days of (i) the Effective Date for the Initial Diligence Review, and (ii) any Confirmatory Diligence Review.

⧠Client’s financial statements, including all notes and any auditor’s letters and reports, prepared in accordance with United States Generally Accepted Accounting Principles or International Financial Reporting Standards, as of and for Client’s two most recent fiscal years and any subsequent interim period and a separate schedule of pending tax liabilities.

⧠All offering memoranda or circulars (sometimes called a private placement memoranda) or registration statements for the offerings of the Security, along with any supplements or additional offering materials that were provided to prospective investors.

⧠Copies of all filings made by Client with the SEC to effect an offering and, if payments of state filing fees owed in connection with such an offering were not made as part of any such Form D filing, copies of submissions directly to any applicable state. If any offering or sale of Securities was not made pursuant to Regulation D or registered, an explanation should be provided concerning the basis for Client’s conclusion that the offering was exempt from registration under the Securities Act and applicable state “blue sky” law.

⧠All placement agent agreements or underwriter agreements, with all schedules and exhibits, as amended to date, for the offerings of the Security.

⧠Forms of sales agreements (including simple agreements for future equity, or SAFEs) used in the offerings of the Security.

⧠Any prospectuses used in the offerings of the Security.

⧠Any legal opinion letter(s) issued in connection with the offerings of the Security.

⧠All resolutions (board/shareholder/member) relating to the offerings of the Security and entry by Client into this Agreement.

⧠For each private placement of the restricted security, an “offering report” detailing the commencement and closing date of the offering, Client’s net proceeds, the number of shares or units of the Securities sold, and the price(s) per share or unit sold.

⧠A “covered Entities organization chart” showing each entity that directly or indirectly controls Client (i.e., parent companies) and each entity that Client directly or indirectly controls (i.e., subsidiaries), indicating for each entity (i) in the case of an entity that controls Client, the percentage of voting equity held by the controlling party and intermediate entities in Client and each intermediate controlling entity, and (ii) in the case of entities controlled by Client, the percentage of voting equity securities owned by the Client and each intermediate entity in each subsidiary. If any party controls Client, or Client controls any entity, as a result of powers exercised other than through the ownership of voting equity securities, please provide a description of the basis upon which such control is exercised.

⧠A list of “Service Providers” noting each entity, including transfer agents, placement agents, or other financial advisors, used by the Client in offering the security

⧠A beneficial ownership table showing the equity holdings (number of shares and percentage of currently outstanding shares) of each director (or manager), senior officer, and person beneficially owning five percent or more of Client’s voting equity.

⧠Brief biographies of all persons listed in the beneficial ownership table and of each director and executive officer of Client and its subsidiaries.

⧠A contact sheet listing contact information for Client’s advisors, including Client’s auditors, outside legal counsel, transfer agent, and placement agent(s).

⧠Asset specific due diligence material requested (i.e., intellectual property, real estate), including material agreements related to underlying assets.

⧠A list of jurisdictions where business of Client is conducted and the percentage of revenue derived from each jurisdiction.

⧠Summary of material pending and threatened litigation and/or regulatory enforcement investigations or actions (including against management and labor disputes).

⧠Materials relating to prior or concurrent securities offerings or other material financings.

⧠Any material contracts, leases, mortgages, financing arrangements, and contractual arrangements between Client and its management, employment agreements, and stock option plans.

⧠Evidence of ownership of any assets, including third party expert reports, if any.

SCHEDULE F-2

FEES

Initial Diligence Review: US $10,000 Initial Diligence fee, due on the Effective Date

Inordinate Risk Review: US $40,000, due upon tZERO’s notice to the Client that the Initial Diligence Review is complete and preliminary determination that Client and its Security do not present inordinate risk to tZERO or its Subscribers.

Confirmatory Due Diligence: US $20,000, due on each anniversary of the Effective Date during the Term

Cessation of trading and withdrawal of Security from tZERO’s brokerage accounts: $10,000, due upon Client notice to tZERO that it no longer wishes for its security to be available for trading on the ATS.

Wire Instructions for all Fees

Payments in US Dollar (US) Wire to:

BMO Harris Bank NA

ABA # 071000288

Account # 3737111

* * * * *

SCHEDULE F-3

[CLIENT NAME]

Officer’s Certificate

[DATE]

The undersigned hereby certifies that he/she is a duly appointed and qualified authorized signatory of [CLIENT NAME] (the “Company”), and that he/she makes this officer’s certificate on behalf of the Company in connection with the due diligence review by tZERO Securities, LLC (“tZERO”) of the Company and its [NAME OF SECURITY] (the “Security”), and further certifies as of the date hereof as follows:

1.The Company has provided tZERO a true and correct copy of the [Certificate/Articles of Incorporation/ Organization] (the “Charter”) and all amendments thereto, which are in full force and effect on and as of the date hereof and which have not been otherwise amended, modified, or repealed, and as of the date hereof, no amendment or other document relating to or affecting the Charter has been filed with the Secretary of State of the State of Delaware.

2.The Company has provided tZERO a true and correct copy of the [bylaws/limited liability company agreement, operating agreement] of the Company (the “Bylaws”), as in full force and effect on and as of the date hereof, which have not been subsequently amended, modified, or repealed, and no proceedings for the amendment, modification, or rescission thereof are pending.

3.The Company has provided tZERO a true and correct copy of the resolutions (the “Resolutions”) duly adopted by the [board of directors/managers, and/or shareholders/members] of the Company (the “Authorizing Authority”), as of the date set forth therein, relating to the Company’s [DATE OF OFFERINGS] offerings of the Security and the Company’s entry into the Client Diligence Agreement dated [DATE] between tZERO and the Company (the “Diligence Agreement”), and such resolutions (1) have not been modified, rescinded, or amended, (2) are in full force and effect in the form adopted by such Authorizing Authority and attached hereto and (3) constitute the only resolutions adopted by the Authorizing Authority directly related to such matters.

4.The Company has provided tZERO a certificate of good standing of the Company certified as of a recent date by the Secretary of State of the Issuer’s jurisdiction of organization.  The Company has, from the date of such certificate, remained in good standing under the laws of the Company’s jurisdiction of organization.

5.The representations and warranties made by the Client contained in the Diligence Agreement are true and correct in all material respects, and the Company is in compliance with all covenants set forth in Diligence Agreement in all material respects.

This officer’s certificate is provided by the undersigned in his/her capacity as an authorized officer of the Company and not in his/her individual capacity.

This officer’s certificate is being executed as of the date first written above.

For [CLIENT NAME]

By:
Name:
Title: